UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Waste Management, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time:
Tuesday, May 13, 2025 at 11:00 a.m. Central Time
Place:
Waste Management, Inc.
800 Capitol Street, Suite 3000
Houston, Texas 77002
Record Date:
March 18, 2025
Agenda for the Annual Meeting (or any adjournment or postponement thereof):
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To elect the nine nominees named in the attached proxy statement to our Board of Directors;

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To vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

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To vote on a non-binding, advisory proposal to approve our executive compensation; and

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To conduct other business that is properly raised at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD MAY 13, 2025:
This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 are available at investors.wm.com.
You may submit your proxy via the Internet by following the instructions provided in the Notice or, if you received printed copies of the proxy materials, on your proxy card.

If you received printed copies of the materials in accordance with the instructions in the Notice, you also have the option to submit your proxy by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 12, 2025.

If you received printed copies of the proxy materials in accordance with the instructions in the Notice and would like to submit your proxy by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or nominee that you must follow in order to have your shares of Common Stock voted at the Annual Meeting.

Your vote is important. We urge all stockholders to vote and submit their proxies as soon as possible using one of the methods described above.
Courtney A. Tippy Corporate Secretary April 1, 2025

Enroll in Electronic Delivery Today. Help us save paper, time and money! If your shares are held in street name through a bank or broker, visit www.proxyvote.com or follow the instructions on the Notice, proxy card or voting instructions. All stockholders may enroll at enroll.icsdelivery.com/wmi.

PROXY STATEMENT

GENERAL INFORMATION
Waste Management, Inc. is a holding company, and all operations are conducted by its subsidiaries. Our subsidiaries are operated and managed locally and generally focus on providing services in distinct geographic areas. Through our subsidiaries, we are North America’s leading provider of comprehensive environmental solutions, providing services throughout the United States (“U.S.”) and Canada. We partner with our customers and the communities we serve to manage and reduce waste at each stage from collection to disposal, while recovering valuable resources and creating cleaner, renewable energy. On November 4, 2024, we completed our acquisition of Stericycle, Inc. (“Stericycle”). The acquisition expands our offerings in the U.S., and Canada and adds operations in parts of Western Europe. These businesses provide regulated waste and secure information destruction services that protect people and brands, promote health and well-being and safeguard the environment.
Our Board of Directors is soliciting your proxy for the 2025 Annual Meeting of Stockholders and at any postponement or adjournment of the meeting. We are furnishing proxy materials to our stockholders primarily via the Internet. On April 1, 2025, we sent an electronic notice of how to access our proxy materials and our Annual Report to stockholders that have previously signed up to receive their proxy materials via the Internet. On April 1, 2025, we began mailing a Notice of Internet Availability of Proxy Materials to those stockholders that previously have not signed up for electronic delivery. The Notice contains instructions on how stockholders can access our proxy materials at investors.wm.com or request that a printed set of the proxy materials be sent to them.
Enroll in Electronic Delivery Today!   We encourage stockholders to elect to receive all future proxy materials electronically, which is free, fast, convenient and helps lower our printing and postage costs. If you are a beneficial owner, visit www.proxyvote.com or follow the instructions on the Notice, proxy card or voting instructions. All stockholders may also enroll at enroll.icsdelivery.com/wmi.
Shares Outstanding on the Record Date   There were 402,332,424 shares of common stock of Waste Management, Inc. (our “Common Stock”) outstanding and entitled to vote as of March 18, 2025, the record date for the Annual Meeting.
Attending the Meeting   Only stockholders, their proxy holders and our invited guests may attend the Annual Meeting. If you plan to attend, please bring identification. If you are a beneficial owner that holds shares in street name through a bank or broker, you must also bring your bank or broker statement showing your beneficial ownership of Waste Management, Inc. Common Stock in order to be admitted to the meeting. If you are planning to attend our Annual Meeting and require directions to the meeting, please contact our Corporate Secretary’ s office at 713-512-6374. The only items that we anticipate will be discussed at the Annual Meeting are the items set out in the Notice. We do not anticipate that there will be any presentations.
Voting Instructions   You can submit your proxy by Internet, phone or mail. You may receive more than one proxy card depending on how you hold your shares. You should complete and return each proxy or other voting instruction request provided to you. If you are a beneficial owner that holds shares in street name through a bank or broker, you will receive instructions from your bank, broker or nominee that you must follow in order to have your shares of Common Stock voted at the Annual Meeting, and your ability to submit your voting instructions by phone or over the Internet depends on your bank’s or broker’s voting process. If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy but do not give voting instructions, we will vote your shares in accordance with the recommendation of the Board on each of the proposals set forth below.
Other Matters   The Company does not intend to bring any other matters before the Annual Meeting, nor does the Company have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the people named as proxy holders to vote using their judgment.
Voting and Asking Questions at the Meeting   Stockholders can vote and ask questions at the Annual Meeting relevant to the items to be voted on or the business of the Company. If you are a beneficial owner that holds shares in street name, you must bring a legal proxy from the record holder in order to vote your shares at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please read the Notice and this Proxy Statement with care and follow the voting instructions to ensure that your shares are represented at the Annual Meeting.
   2025 Proxy Statement   |   1

GENERAL INFORMATION
Changing Your Vote   Stockholders of record may revoke their proxy at any time before we vote it at the meeting by submitting a later-dated proxy via the Internet, by telephone, by mail, by delivering instructions to our Corporate Secretary before the Annual Meeting revoking the proxy or by voting during the Annual Meeting. Attendance at the Annual Meeting, by itself, will not revoke a proxy. If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.
The Proposals
The following proposals are being presented for a vote of the stockholders at the Annual Meeting:
Proposal	Matter	Board Vote Recommendation
1	Election of Director Nominees set forth in this Proxy Statement	FOR each director nominee
2	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2025	FOR
3	Approval of the Company’s Executive Compensation	FOR
Votes Required to Adopt the Proposals   Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the nine director nominees and one vote on each other proposal.
Proposal 1: To be elected, a director must receive a majority of the votes cast with respect to that director’s election at the meeting; this means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director.
Proposal 2 and 3: In order to be approved, each of proposals 2 and 3 require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the matter.
Effect of Abstentions   Abstentions will have no effect on the election of directors. For each of the other proposals, abstentions will have the same effect as a vote against these matters.
Effect of Broker Non-Votes   If your shares are held by a broker, you may submit your voting instructions to the broker as to how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not instruct your broker how to vote your shares using the instructions your broker provides to you, your broker may vote your shares at its discretion on proposal 2 regarding ratification of the Company’s independent registered public accounting firm, but not for any other proposal. When this happens, it is called a “broker non-vote.” With respect to proposal 1 and proposal 3, broker non-votes will have no effect on the outcome. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.
Quorum   The holders of a majority of the shares of Common Stock outstanding on the record date must be present in person or by proxy to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.
Stockholder Proposals and Nominees for the 2026 Annual Meeting   The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s By-law and Securities and Exchange Commission (“SEC”) requirements for submitting a proposal or nomination. We also ask that you email a courtesy copy of any notice to GCLegal@wm.com. A copy of our By-laws may be obtained free of charge by writing to our Corporate Secretary at 800 Capitol Street, Suite 3000, Houston, Texas 77002 and is available in the “Sustainability & Governance — Corporate Governance” section of investors.wm.com.
Stockholder Proposals: Eligible stockholders who wish to submit a proposal for inclusion in the proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for our 2026 Annual Meeting must submit their proposal to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000,
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GENERAL INFORMATION
Houston, Texas 77002 for receipt on or before December 2, 2025. The proponent and the proposal must comply with the requirements set forth in the federal securities laws, including Rule 14a-8 of the Exchange Act, in order to be included in the Company’s proxy statement and proxy card for the 2026 Annual Meeting.
Advance Notice Proposals and Nominations: In addition, the Company’s By-laws establish advance notice procedures that must be complied with for stockholders to bring proposals that are not included in the Company’s proxy materials and nominations of persons for election as directors (other than pursuant to our proxy access By-law discussed below) before an annual meeting of stockholders. In accordance with our By-laws, for a proposal or nominee not included in our proxy materials to be properly brought before the 2026 Annual Meeting, a stockholder’s notice must be delivered to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 no earlier than December 14, 2025 and no later than January 13, 2026 and must contain the information specified in the Company’s By-laws. In addition to satisfying the foregoing advance notice requirements under our By-laws, to comply with the universal proxy rules under the Exchange Act, a stockholder who intends to solicit proxies in support of director nominees other than Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 13, 2026, and must also comply with all other requirements of Rule 14a-19 under the Exchange Act. The Company will disregard any proxies solicited for a stockholder’s director nominee(s) if such stockholder fails to comply with such requirements.
Proxy Access Nominations: The Company’s By-laws permit a stockholder or group of up to 20 stockholders owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two individuals, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s By-laws. Notice of proxy access director nominees must be delivered to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 no earlier than November 2, 2025, and no later than December 2, 2025, together with other information required by the Company’s By-laws.
Expenses of Solicitation   We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by Internet or telephone, or by the Company’s officers and employees of the Company’s subsidiaries without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, Innisfree M&A Incorporated has been hired to help in the solicitation of proxies for the 2025 Annual Meeting for a fee of $17,500 plus associated costs and expenses.
Annual Report   A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, which includes our financial statements for fiscal year 2024, is provided with this Proxy Statement and is available at investors.wm.com. The Annual Report on Form 10-K is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.
If you wish to receive a separate or additional copy of this Proxy Statement and Annual Report free of charge, please contact: Waste Management, Inc., Corporate Secretary, 800 Capitol Street, Suite 3000, Houston, Texas 77002, telephone 713-512-6374.
Householding Information   We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Proxy Statement and Annual Report unless we are notified that one or more of these individuals wishes to receive separate copies. This procedure helps reduce our printing costs and postage fees.
If you do not wish to participate in householding in the future and prefer to receive separate copies of the proxy materials, please contact: Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-866-540-7095. If you are currently receiving multiple copies of proxy materials and wish to receive only one copy for your household, please contact Broadridge.
   2025 Proxy Statement   |   3

BOARD OF DIRECTORS
Our Board of Directors currently has 9 members. Each member of our Board is elected annually and is nominated for re-election at the 2025 Annual Meeting.
Nominees for Director
				Committee
Name	Age	Tenure	Independent	Audit	Management Development & Compensation	Nominating & Governance
Thomas L. Bené	62	2024 – Present
Bruce E. Chinn	68	2023 – Present
James C. Fish, Jr.	62	2016 – Present
Andrés R. Gluski	67	2015 – Present
Victoria M. Holt	67	2013 – Present
Kathleen M. Mazzarella	65	2015 – Present
Sean E. Menke	56	2021 – Present
William B. Plummer	66	2019 – Present
Maryrose T. Sylvester	59	2021 – Present
Chair          Member
Leadership Structure
Ms. Kathleen M. Mazzarella’s service as Non-Executive Chair of the Board began in May 2023. The Board elected Ms. Mazzarella to serve as Non-Executive Chair of the Board due to her extensive leadership experience, expertise in Board governance, and deep understanding of our Company and our strategic vision. Ms. Mazzarella presides over all meetings of the Board, including executive sessions that only non-employee directors attend. The Non-Executive Chair also serves on all three Board committees. Stockholders and interested parties wishing to communicate with the Board or any of the non-employee directors should address their communications to Non-Executive Chair of the Board or the applicable director, c/o Waste Management, Inc., P.O. Box 53569, Houston, Texas 77052-3569. Additional information about communicating with our directors is available in our Corporate Governance Guidelines, which can be found by accessing the “Sustainability & Governance — Corporate Governance” section of investors.wm.com.
We separated the roles of Chair of the Board and Chief Executive Officer at our Company in 2004. We believe that having a Non-Executive Chair of the Board is in the best interests of the Company and stockholders, due in part to the ever-increasing demands made on boards of directors under federal securities laws, national stock exchange rules and other federal and state regulations. The separation of the positions allows our Chair of the Board to focus on management of Board matters and allows our Chief Executive Officer to focus his attention on managing our business. Additionally, we believe the separation of those roles contributes to the independence of the Board in its oversight role and in assessing the Chief Executive Officer and management generally. At this time, we do not contemplate a situation in which our Company would not have a Non-Executive Chair of the Board.
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BOARD OF DIRECTORS
Independence of Board Members
The Board of Directors has determined that each of the following eight non-employee director nominees are independent in accordance with the New York Stock Exchange listing standards: Thomas L. Bené, Bruce E. Chinn, Andrés R. Gluski, Victoria M. Holt, Kathleen M. Mazzarella, Sean E. Menke, William B. Plummer and Maryrose T. Sylvester. James C. Fish, Jr., our President and Chief Executive Officer, is also a director of the Company. As an executive officer of the Company, Mr. Fish is not an “independent” director.
To assist the Board in determining independence, the Board of Directors adopted categorical standards of director independence, which meet or exceed the requirements of the New York Stock Exchange. These standards specify certain relationships that are prohibited in order for the non-employee director to be deemed independent. The categorical standards our Board uses in determining independence are included in our Corporate Governance Guidelines, which can be found by accessing the “Sustainability & Governance — Corporate Governance” section of investors.wm.com. In addition to these categorical standards, our Board makes a subjective determination of independence considering relevant facts and circumstances.
The Board reviewed all commercial and non-profit affiliations of each non-employee director and the dollar amount of all transactions between the Company and each entity with which a non-employee director is affiliated to determine independence. These transactions consisted of the Company, through its subsidiaries, providing waste management services in the ordinary course of business and the Company’s subsidiaries purchasing goods and services in the ordinary course of business and included commercial dealings with Graybar Electric Company, Inc., The AES Corporation, and Chevron Phillips Chemical Company LLC. Ms. Mazzarella, Mr. Gluski, and Mr. Chinn served as chief executive officer of these entities, respectively, for all or a portion of calendar year 2024. The Board concluded there are no transactions between the Company and any entity with which a non-employee director is affiliated that are prohibited by our categorical standards of independence or give rise to a material direct or indirect interest for that non-employee director. Accordingly, the Board has determined that each non-employee director candidate meets the categorical standards of independence and that there are no relationships that would affect independence.
Meetings and Board Committees
Last year the Board held seven regular meetings and six special meetings, and each committee of the Board met independently as set forth below. Each incumbent director attended at least 75% of the meetings of the Board and the committees on which he or she served. In addition, all directors attended the 2024 Annual Meeting of Stockholders. Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders, and if an unavoidable conflict arises, the director must notify the Chair of the Board in advance.
The Board appoints committees to help carry out its duties. Committee members take on greater responsibility for key issues. All members of the Board are invited to attend, and do generally attend, all committee meetings. The committees review meeting results and recommendations with the full Board. The Board has three separate standing committees: the Audit Committee; the Management Development and Compensation Committee (the “MD&C Committee”); and the Nominating and Governance Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary.
Role in Risk Oversight
Our executive officers have primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure that the processes designed, implemented and maintained by our executives are functioning as intended and adapted when necessary to respond to changes in our Company’s strategy as well as emerging risks. The primary means by which our Board oversees our risk management processes is through its regular communications with management and by regularly reviewing our enterprise risk management, or ERM, framework. We believe that our leadership team’s engagement and communication methods are supportive of comprehensive risk management practices and that our Board’s involvement is appropriate to ensure effective oversight.
Our ERM process is supported by regular inquiries of our Company’s Senior Leadership Team, and additional members of management and operations leadership across the enterprise, as to the risks, including emerging risks, that may affect the execution of our business performance or strategic priorities on a short-term, intermediate or long-term basis. We also consult with a range of outside advisors and experts throughout the year, depending on the subject matter of the
   2025 Proxy Statement   |   5

BOARD OF DIRECTORS
risk being evaluated. We believe that use of outside advisors and experts complement our ERM process by ensuring our efforts are comprehensive and balanced. Our ERM process is periodically reviewed and discussed with our Chief Compliance and Ethics Officer and our Vice President of Internal Audit and Controls to enhance alignment with our disclosure controls and procedures. Additionally, our Compliance and Ethics department conducts periodic risk assessments for a range of ongoing risks that are monitored. If those risks rise to certain materiality or frequency thresholds, they receive further analysis and review through the ERM base evaluation and priority risk evaluation processes.
For the most significant or immediate risks, the ERM process is designed to generate actionable insights that are actively discussed and reviewed with the Senior Leadership Team and our Board. Risks and opportunities are assessed and then prioritized using internal evaluations of financial impact, likelihood and potential timing of occurrence, outlook for changes in the nature or extent of risk exposure and a self-assessment of the Company’s confidence in existing risk mitigation efforts. The Senior Leadership Team reviews the outcomes of the risk assessments, focusing largely on the estimated scope of impacts, as well as the adequacy of current support by internal staff, the sufficiency of financial support for mitigation measures needed to manage and reduce risk, and the sufficiency of any third-party expertise that may be necessary to supplement internal resources. All significant risks have a standardized scorecard that includes forward-looking action plans with measurable indicators and progress updates on action plans from previous assessments.
At quarterly Audit Committee meetings, management provides an ERM report and regularly provides an in-depth update on specific risk topics. Additionally, risks related to our strategy, operations and financial results are also addressed in our Board meetings. Our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Human Resources Officer and Chief Sustainability Officer report to our Board and Audit Committee at these meetings, and other members of management periodically attend and present information, including those responsible for our Internal Audit and Controls, Environmental Audit, Ethics and Compliance, Human Resources, Government Affairs, Digital, Insurance, Safety, Finance and Accounting functions. These presentations allow our directors to have direct communication with management and assess management’s evaluation and administration of the Company’s risk profile through our ERM process. Examples of key areas of assessment addressed by our ERM process and overseen by our Audit Committee and Board include the following: emissions and climate impact; industry disruption; revenue management; legal and regulatory; capital allocation; supply chain management; service to customers; cost discipline; physical infrastructure; brand management; environmental, health & safety; human capital; information security and privacy; technology and currency, interest rate and commodity risk management. Additionally, in accordance with New York Stock Exchange requirements, the Audit Committee is responsible for discussing our major financial risk exposures, steps management has taken to monitor and control such exposures and the Company’s process for risk assessment and management, and quarterly reports are made to the Audit Committee on financial and compliance risks.
Management is encouraged to communicate with our directors with respect to any issues or developments that may require consideration between regularly scheduled Board meetings, and members of management are regularly in direct contact with our Non-Executive Chair of the Board and our committee chairs. Our Non-Executive Chair of the Board also facilitates communications with our Board of Directors as a whole and is integral in initiating the discussions among the independent directors necessary to ensure management is adequately evaluating and overseeing risks to our Company.
Oversight of Sustainability Risk and Performance
Our fundamental strategy has not changed; we remain dedicated to providing long-term value to our stockholders by successfully executing our core strategy of focused differentiation and continuous improvement. We have enabled a people-first, technology-led focus to drive our mission to maximize resource value, while minimizing environmental impact, and sustainability and environmental stewardship is embedded in all that we do. As a result, it would not be effective, or possible, to assign responsibility for oversight of sustainability, which includes environmental and human capital management risk and performance, to any one committee of our Board of Directors. Rather, various aspects of sustainability risk and performance, which are already organically a part of our Board and committees’ oversight of our performance, risk management and strategic vision, are addressed in different committees and with our full Board of Directors, as appropriate depending on the subject matter.
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BOARD OF DIRECTORS
Our Board has a dedicated annual strategic planning session with our Senior Leadership Team and receives focused strategic updates quarterly. Given the nature of our business, those sessions will address topics such as our people, sustainable operations, waste diversion, recycling business improvements, sustainability growth investments, potentially disruptive technologies and environmental impacts, risks and opportunities. In 2024, the Board received several dedicated updates regarding sustainability topics, including our sustainability growth strategy, and the Board receives regular updates from our Chief Human Resources Officer with respect to our people-first strategy, including workforce evolution, labor market developments and employee retention. The full Board of Directors receives annual in-depth reports on leadership, workforce and supplier diversity, as well as quarterly safety performance updates and a detailed annual health and safety report. Additionally, the Company’s Chief Sustainability Officer presents a quarterly Sustainability Scorecard to the entire Board to highlight critical focus areas. Through these reports, our Board directly oversees our sustainability-related performance, including progress toward our sustainability goals and our decarbonization plan for meeting a science-based climate target, detailed in our 2024 Sustainability Report.
Our Audit Committee also plays a significant role in oversight of sustainability risk and performance. As discussed above, our Audit Committee receives regular ERM updates with in-depth discussion on specific risk topics, which include sustainability risks. Additionally, the Audit Committee receives quarterly reports on our compliance programs, including ethics and environmental and safety audit, with an annual in-depth review of our compliance programs with risk assessments. Our Audit Committee also has responsibility for oversight of information and cybersecurity and assessment of cyber threats and defenses. Our Audit Committee receives reports from our most senior executives in the Digital organization, and the Company’s executive officers, at least twice a year. Topics historically covered in such reports, and for which our Board exercises oversight, include third-party evaluation of our technology infrastructure and information security against the industry-standard NIST (National Institute of Standards and Technology) cybersecurity framework; management of emerging cyber threats such as merger and acquisition activity and the adoption of governance of artificial intelligence; risk mitigation through the Company’s enterprise-wide cybersecurity training, including our Board of Directors, conducted at least annually, regular simulated phishing tests and third-party penetration testing; review of the Company’s cyber incident insurance coverage and external cyber incident resources; review of the Company’s Cybersecurity Incident Response Plan; review of readouts from cyber incident table top exercises; and consideration of applicable laws and regulations, including those related to privacy.
Our MD&C Committee has primary oversight of human capital management, including review of employee health, welfare and benefit programs and compensation plan risk assessment. The MD&C Committee is also responsible for executive compensation incentive plan design and the incorporation and measurement of the annual cash incentive program sustainability scorecard performance modifier discussed in our Compensation Discussion and Analysis below. The Committee also engages in quarterly sessions with our President and Chief Executive Officer and our Chief Human Resources Officer regarding talent development and succession planning at several levels of our organization. A critical component of these talent development and succession planning efforts is the recognition that diversity and inclusion are fundamental Company values. Our Human Resources programs overseen by our MD&C Committee embrace and cultivate belonging, respect, trust, open communication and diversity of thought and people.
Strong and effective corporate governance is established and overseen by our Nominating & Governance Committee. The Committee leads the process for annual Board, committee and director evaluations and is responsible for review and recommendation of Board and committee composition and leadership. In connection with performing this vital function, the Nominating & Governance Committee reviews the skills, expertise and qualifications of our existing directors, as well as potential external candidates, and considers numerous elements of Board composition, tenure and Board refreshment. These efforts deliver on the Nominating & Governance Committee’s purpose to identify and nominate the best possible candidates to guide and support the Company’s strategy and its commitment to serve and care for our customers, the environment, the communities in which we work and our stockholders. Please see the discussion of the Nominating and Governance Committee below for more information on this robust process.
For additional information about the topics discussed above, including sustainability goals, metrics and progress, we encourage stockholders to review our 2024 Sustainability Report at sustainability.wm.com. The Sustainability Report conveys the strong linkage between the Company’s sustainability goals and our growth strategy, inclusive of the planned and ongoing expansion of the Company’s recycling and renewable energy businesses. Our 2024 Sustainability Report referenced above does not constitute a part of, and is not incorporated by reference into, this Proxy Statement or any report we file with (or furnish to) the SEC.
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BOARD OF DIRECTORS
THE AUDIT COMMITTEE Members: Number of Meetings Held in 2024: 8
William B. Plummer, Chair Bruce E. Chinn Andrés R. Gluski	Victoria M. Holt Kathleen M. Mazzarella Sean E. Menke

Mr. Plummer has been the Chair of our Audit Committee since May 2020. Each member of our Audit Committee satisfies the additional New York Stock Exchange independence standards for audit committees set forth in Section 10A of the Exchange Act. Our Board of Directors has determined that Audit Committee Chair Mr. Plummer, Mr. Chinn, Mr. Gluski, Ms. Holt, Ms. Mazzarella and Mr. Menke are audit committee financial experts as defined by the SEC based on a thorough review of their education and financial and public company experience. Additional information regarding our directors’ expertise and qualifications is available under “Election of Directors” below.

Key Functions

The Audit Committee’s duties are set forth in a written charter that was approved by the Board of Directors. A copy of the charter can be found by accessing the “Sustainability & Governance — Corporate Governance” section of investors.wm.com. The Audit Committee generally is responsible for overseeing all matters relating to our financial statements and reporting, independent auditors and internal audit function. As part of its function, the Audit Committee reports the results of all of its reviews to the full Board. In fulfilling its duties, the Audit Committee has the following responsibilities:

Administrative Responsibilities
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Report to the Board, at least annually, all public company audit committee memberships by members of the Audit Committee;

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Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board; and

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Provide an orientation program for new Audit Committee members.

Financial Statements
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Review financial statements and Forms 10-K and 10-Q with management and the independent auditor;

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Review all earnings press releases and discuss with management the type of earnings guidance that we provide to analysts and rating agencies;

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Discuss with the independent auditor any material changes to our accounting principles and matters required to be communicated by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301 Communications with Audit Committees;

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Review our financial reporting, accounting and auditing practices with management, the independent auditor and our internal auditors;

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Review management’s and the independent auditor’s assessment of the adequacy and effectiveness of internal controls over financial reporting; and

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Review executive officer certifications related to our reports and filings.

Independent Auditor
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Engage an independent auditor, determine the auditor’s compensation and replace the auditor if necessary;

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Review the independence of the independent auditor and establish our policies for hiring current or former employees of the independent auditor;

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Evaluate the lead partner of our independent audit team and review a report, at least annually, describing the independent auditor’s internal control procedures; and

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Pre-approve all services, including non-audit engagements, provided by the independent auditor.

Internal Audit
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Review the plans, staffing, reports and activities of the internal auditors; and

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Review and establish procedures for receiving, retaining and handling complaints, including anonymous complaints by our employees, regarding accounting, internal controls and auditing matters.

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BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board of Directors, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and to select the independent auditor for ratification by stockholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2024 with management and the independent registered public accounting firm, and has taken the following steps in making its recommendation that the Company’s financial statements be included in its Annual Report on Form 10-K.
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The Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal year 2024, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

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The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of other non-audit services to the Company is compatible with the auditor’s independence.

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The Audit Committee met periodically with members of management, the internal auditors and Ernst & Young LLP to review and discuss internal controls over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2024, as well as Ernst & Young LLP’s report regarding the effectiveness of internal control over financial reporting.

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The Audit Committee reviewed and discussed, with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet as of December 31, 2024, and consolidated statements of operations, comprehensive income, cash flows and changes in equity for the fiscal year ended December 31, 2024, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

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The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans of their respective audits. The Audit Committee meets periodically with both the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls over financial reporting.

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The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm.

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Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board (and the Board approved) that the Company’s financial statements be included in its Annual Report on Form 10-K for its fiscal year ended December 31, 2024. The Audit Committee has also approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

The Audit Committee of the Board of Directors
William B. Plummer, Chair
Bruce E. Chinn
Andrés R. Gluski
Victoria M. Holt
Kathleen M. Mazzarella
Sean E. Menke

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BOARD OF DIRECTORS
THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE Members:Number of Meetings Held in 2024: 6
Andrés R. Gluski, Chair Thomas L. Bené Kathleen M. Mazzarella	William B. Plummer Maryrose T. Sylvester
Mr. Gluski has served as the Chair of our MD&C Committee since May 2021. Each member of our MD&C Committee is independent in accordance with the rules and regulations of the New York Stock Exchange.

Key Functions
Our MD&C Committee is responsible for overseeing our executive officer compensation, as well as developing the Company’s compensation philosophy generally. The MD&C Committee’s written charter, which was approved by the Board of Directors, can be found by accessing the “Sustainability & Governance — Corporate Governance” section of investors.wm.com. In fulfilling its duties, the MD&C Committee has the following responsibilities:
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Review and establish policies governing the compensation and benefits of our executive officers;

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Approve the compensation of our executive officers and set the incentive plan goals for those individuals;

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Conduct an annual evaluation of our Chief Executive Officer by all independent directors and set his compensation;

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Oversee the administration of our equity-based incentive plans;

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Review the results of the stockholder advisory vote on executive compensation and consider any implications of such voting results on the Company’s compensation programs;

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Recommend to the full Board new Company compensation and benefit plans or changes to our existing plans;

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Evaluate and recommend to the Board the compensation paid to our non-employee directors;

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Review the independence of the MD&C Committee’s compensation consultant annually; and

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Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board.

In overseeing compensation matters, the MD&C Committee may delegate authority for day-to-day administration and interpretation of the Company’s plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to Company employees. However, the MD&C Committee may not delegate any authority to Company employees under those plans for matters affecting the compensation and benefits of the executive officers.

COMPENSATION COMMITTEE REPORT
The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on their review and discussions, the MD&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Management Development and Compensation Committee of the Board of Directors
Andrés R. Gluski, Chair Thomas L. Bené Kathleen M. Mazzarella William B. Plummer Maryrose T. Sylvester
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BOARD OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2024, Ms. Mazzarella, Ms. Sylvester and Messrs. Bené, Gluski and Plummer served on the MD&C Committee, as well as retired director Mr. John C. Pope. No member of the MD&C Committee was an officer or employee of the Company during 2024; no member of the MD&C Committee is a former officer of the Company; and during 2024, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or MD&C Committee.

THE NOMINATING AND GOVERNANCE COMMITTEE
Members:	Number of Meetings Held in 2024: 5
Victoria M. Holt, Chair Kathleen M. Mazzarella	Sean E. Menke Maryrose T. Sylvester

Ms. Holt was named Chair of our Nominating and Governance Committee in May 2023. Each member of our Nominating and Governance Committee is independent in accordance with the rules and regulations of the New York Stock Exchange.

Key Functions
The Nominating and Governance Committee has a written charter that has been approved by the Board of Directors and can be found by accessing the “Sustainability & Governance — Corporate Governance” section of investors.wm.com. It is the duty of the Nominating and Governance Committee to oversee matters regarding corporate governance. In fulfilling its duties, the Nominating and Governance Committee has the following responsibilities:
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Review and recommend the composition of our Board, and the nature and duties of each of our committees, in accordance with our Corporate Governance Guidelines;

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Evaluate the charters of each of the committees and recommend directors to serve as committee chairs;

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Review individual director’s performance in consultation with the Chair of the Board and review the overall effectiveness of the Board;

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Recommend retirement policies for the Board, the terms for directors and the proper ratio of employee directors to non-employee directors;

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Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board;

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Review stockholder proposals received for inclusion in the Company’s proxy statement and recommend action to be taken with regard to the proposals to the Board; and

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Identify and recommend to the Board candidates to fill director vacancies.

The Nominating and Governance Committee is continually engaged in reviewing the skills, expertise and qualifications of our existing directors, as well as potential external candidates, to identify and nominate the best possible candidates to guide and support the Company’s strategy and its commitment to serve and care for our customers, the environment, the communities in which we work and our stockholders. This is a process that the Nominating and Governance Committee believes should continue to involve significant subjective judgments.
The Nominating and Governance Committee considers current and future needs of the Board as a whole and reviews a matrix of experience, skills and expertise to inform nominee criteria. The Committee recommends individuals as nominees based on an evaluation of all factors deemed relevant, including personal and professional integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity and the potential for effectiveness, in conjunction with the other directors, to serve the long-term interests of the stockholders. The Committee seeks diversity of background, thoughts and opinions on the Board obtained through, among other factors, diversity in business experience, professional expertise, gender and racial / ethnic background. The Nominating and Governance Committee has considered the gender and racial / ethnic composition of our Board, including the presence of three women, Mr. Plummer’s and Mr. Chinn’s self-identification as African American / Black and Mr. Gluski’s self-identification as Hispanic, and believes these factors, among numerous others, contribute to a valuable diversity of background, thoughts and opinions on our Board.

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BOARD OF DIRECTORS

When nominating or re-nominating individuals to serve as directors of the Company, the Nominating and Governance Committee also considers prior contributions to the Board, evaluation feedback, tenure and age of the Board as a whole and tenure and age of the individual. The Nominating and Governance Committee takes into account the nature and extent of the directors’ other commitments when determining whether to re-nominate that individual for election to the Board. In addition to complying with the limitations on public company board memberships set forth in the Corporate Governance Guidelines, the Committee expects each director to ensure that his or her other commitments do not interfere with his or her duties as a director of the Company. The Committee’s primary formal mechanism to support Board refreshment is the retirement age policy set forth in the Corporate Governance Guidelines, which includes the guideline that directors will not stand for reelection to the Board after reaching age 75 unless the Nominating and Governance Committee, having considered the foregoing factors, recommends otherwise. The Committee believes that existing practices have been effective at bringing in new expertise and perspectives, while also maintaining the valuable industry knowledge, experience and stability that our longer-tenured directors provide.
The Nominating and Governance Committee will consider all potential nominees on their merits, regardless of source, and welcomes suggestions from directors, members of management, and stockholders. Before being recommended for nomination by the Committee, director candidates are interviewed by the Chief Executive Officer, the Chair of the Nominating and Governance Committee, and the Non-Executive Chair of the Board, as well as additional members of the Board and an external consultant. To suggest a nominee for consideration by the Nominating and Governance Committee, you should submit your candidate’s name, together with biographical information and his or her written consent to nomination to the Chair of the Nominating and Governance Committee, Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002, between November 2, 2025 and December 2, 2025.

Related Party Transactions
The Board of Directors has adopted a written Related Party Transactions Policy for the review and approval of related party transactions. Our policy generally defines related party transactions as current or proposed transactions since the beginning of the last fiscal year in excess of $120,000 in which (a) the Company is a participant and (b) any director; executive officer; immediate family member of any director or executive officer; or party known to be the owner of more than 5% of the Company’s Common Stock has a direct or indirect material interest. In addition, the policy sets forth certain transactions that will not be considered related party transactions, including (a) executive officer compensation and benefit arrangements; (b) director compensation arrangements; (c) business travel and expenses, advances and reimbursements in the ordinary course of business; (d) indemnification payments and advancement of expenses, and payments under directors’ and officers’ indemnification insurance policies; (e) any transaction between the Company and any entity in which a related party has a relationship solely as a director; a less than 5% equity holder; a beneficial owner of the Company’s Common Stock that reports such ownership on a Schedule 13G due to lack of control or intent to influence control; or an employee (other than an executive officer) and (f) purchases of Company debt securities, provided that the related party has a passive ownership of no more than 2% of the principal amount of any outstanding series. The Nominating and Governance Committee is responsible for overseeing the policy.
All executive officers and directors are required to notify the Chief Legal Officer as soon as practicable of any potential related party transaction that involves the Company. The Chief Legal Officer will determine whether such transaction or relationship constitutes a related party transaction that must be referred to the Nominating and Governance Committee. In the event that the Chief Legal Officer is a participant in a potential related party transaction, the determination whether the transaction must be referred to the Nominating and Governance Committee shall be made by the Chief Executive Officer, with consultation from the Corporate Secretary and the Chief Compliance and Ethics Officer. Any member of the Committee who has an interest in a transaction presented for consideration will abstain from voting on the related party transaction.
The Nominating and Governance Committee will review a detailed description of the transaction, including the terms of the transaction; the business purpose of the transaction; the benefits to the Company and to the relevant related party; and whether the transaction would require a waiver of the Company’s Code of Conduct.
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BOARD OF DIRECTORS
In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following factors:
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whether the terms of the related party transaction are fair to the Company and such terms would be reasonable in an arms-length transaction;

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whether there are business reasons for the Company to enter into the related party transaction;

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whether the related party transaction would impair the independence of any non-employee director;

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whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company; and

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whether the related party transaction is material to the Company or the individual.

The Nominating and Governance Committee’s consideration of related party transactions and its determination of whether to approve such a transaction are reflected in the minutes of the Nominating and Governance Committee’s meetings. Based on its review processes for potential related party transactions in 2024, the Company identified certain continuing transactions involving employment of immediate family members of executive officers that the Nominating and Governance Committee had previously considered and approved. The Nominating and Governance Committee re-reviewed the employment relationships set forth below and again concluded that such transactions are not inconsistent with the interests of the Company and its stockholders. Other than as reported below, we are not aware of any other transactions in 2024 that are required to be disclosed.
John Morris is our Executive Vice President and Chief Operating Officer. The brother-in-law of Mr. Morris continues to be employed by a subsidiary of Waste Management, Inc. as a Senior Manager of Talent Management & Learning Optimization. In 2024, Mr. Morris’s brother-in-law received total cash compensation in excess of $120,000, but less than $220,000. The compensation of Mr. Morris’s brother-in-law is determined in accordance with the compensation practices generally applicable to employees of Company subsidiaries with comparable qualifications and responsibilities and holding similar positions, and without the involvement, input or approval of Mr. Morris. Mr. Morris is not directly or indirectly responsible for managing or overseeing the work of his brother-in-law.
Kelly Rooney served as our Senior Vice President and Chief Human Resources and Diversity & Inclusion Officer during 2024 until her voluntary resignation in September. Two brothers of Ms. Rooney continue to be employed by subsidiaries of Waste Management, Inc. Currently, one brother is a Senior District Manager, and one brother is an Area Safety Director. Each of Ms. Rooney’s brothers received total cash compensation in 2024 in excess of $120,000 but less than $280,000 and an equity incentive grant with a target value of less than $50,000. The compensation of Ms. Rooney’s brothers is determined in accordance with the compensation practices generally applicable to employees of Company subsidiaries with comparable qualifications and responsibilities and holding similar positions, and without the involvement, input or approval of Ms. Rooney. Ms. Rooney was not directly or indirectly responsible for managing or overseeing the work of her brothers.
Board of Directors Governing Documents
Stockholders may obtain copies of our Corporate Governance Guidelines, the charters of the Audit Committee, the MD&C Committee, and the Nominating and Governance Committee, and our Code of Conduct free of charge by contacting the Corporate Secretary, Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 or by accessing the “Sustainability & Governance — Corporate Governance” section of investors.wm.com.
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BOARD OF DIRECTORS
Non-Employee Director Compensation
Our non-employee director compensation program consists of equity awards and cash consideration. Director compensation is reviewed annually by the MD&C Committee, with the assistance of an independent third-party consultant, and set by action of the Board of Directors. The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable the Company to attract and retain highly skilled individuals with relevant experience. The compensation is also designed to reward the time and talent required to serve on the board of a company of our size and complexity. The Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company. Following its annual review, the MD&C Committee did not recommend any changes to director compensation for 2024. As a result, the 2024 non-employee director compensation levels remained consistent with the levels established in 2022.
Equity Compensation
Non-employee directors receive an annual grant of shares of Common Stock under the Company’s current stock incentive plan. The shares are fully vested at the time of grant; however, non-employee directors are required to hold all net shares throughout their tenure on the Board and are subject to ownership guidelines, as discussed below. The grant of shares is generally made in two equal installments, and the number of shares issued is based on the market value of our Common Stock on the dates of grant, which are typically January 15 and July 15 of each year. Each non-employee director serving at the time received a grant of Common Stock valued at approximately $90,000 in January 2024 and July 2024. Additionally, any director serving as Non-Executive Chair of the Board receives an additional grant of Common Stock valued at approximately $50,000 in January and July of each year.
Cash Compensation
Non-employee directors received an annual cash retainer of $120,000 for Board service in 2024. Committee chairs received the additional annual retainer payments set forth below. Directors do not receive meeting fees in addition to the retainers. The annual cash retainer is generally paid in advance in two equal installments in January and July of each year.
Annual Chair Retainers:
$100,000 for Non-Executive Chair of the Board
$25,000 for Audit Committee Chair
$20,000 for MD&C Committee Chair
$20,000 for Nominating and Governance Committee Chair

Stock Ownership Guidelines for Non-Employee Directors
Our non-employee directors are subject to ownership guidelines that establish a minimum ownership level and require that all net shares received in connection with a stock award, after selling shares to pay all applicable taxes, be held throughout their tenure as a director. The ownership guideline for non-employee directors is equal to five times the non-employee directors’ annualized cash retainer. As of December 31, 2024, this amount was $600,000. There is no deadline for non-employee directors to reach their ownership guideline; however, the MD&C Committee performs regular reviews to confirm that all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guideline. Based on the closing price of our Common Stock on March 18, 2025, all non-employee directors have reached the ownership guideline with the exception of our two newest directors, Mr. Bené and Mr. Chinn, who are making appropriate progress toward the ownership guideline. Additionally, our Insider Trading Policy provides that directors are not permitted to hedge their ownership of Company securities, including trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company or selling any security of the Company “short.”
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BOARD OF DIRECTORS
2024 Director Compensation Table
The table below shows the aggregate cash paid, and stock awards issued, to the non-employee directors in 2024 in accordance with the descriptions set forth above:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Thomas L. Bené(2)	105,180	157,672	262,852
Bruce E. Chinn	120,000	179,862	299,862
Andrés R. Gluski	140,000	179,862	319,862
Victoria M. Holt	140,000	179,862	319,862
Kathleen M. Mazzarella	220,000	280,093	500,093
Sean E. Menke	120,000	179,862	299,862
William B. Plummer	145,000	179,862	324,862
John C. Pope(3)	60,000	89,965	149,965
Maryrose T. Sylvester	120,000	179,862	299,862

(1)
Amounts in this column represent the grant date fair value of stock awards granted in 2024, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of the awards is equal to the number of shares issued multiplied by the average of the high and low market price of our Common Stock on each date of grant; there are no assumptions used in the valuation of shares.

(2)
Mr. Bené was elected to our Board effective March 1, 2024 and received prorated equity and cash compensation for service as a director from the date of election until the next regular installment of compensation payments in July 2024.

(3)
As of the 2024 Annual Meeting, Mr. Pope had reached the retirement age set forth in the Company’s Corporate Governance Guidelines; therefore, he did not stand for re-election. His term as a director of the Company expired on May 14, 2024.

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ELECTION OF DIRECTORS
(Item 1 on the Proxy Card — Director Nominees)
The first item on the proxy card is the election of nine directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Board has nominated the nine director candidates named below and recommends that you vote FOR their election. Each of the director nominees currently serves on our Board of Directors. If any nominee is unable or unwilling to serve as a director, which we do not anticipate, the Board, by resolution, may reduce the number of directors that constitute the Board or may choose a substitute. To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our Company’s By-laws provide that if the number of shares voted “for” any director nominee does not exceed 50% of the votes cast with respect to that director, he or she will tender his or her resignation to the Board of Directors contingent on the acceptance of such resignation by the Board. The Nominating and Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days of the date of the certification of the election results.
Below we present biographical information of each director nominee, as well as information about the qualifications, skills and areas of expertise that make each of these individuals a valuable member of our Board and that were considered by the Board when nominating them for re-election. Definitions of the categories of skill and expertise presented in the following chart are provided below. This is intended as a high-level summary to support an understanding of director qualifications and is not an exhaustive list of the areas of skill and expertise that our director nominees contribute to the Board.
BOARD COMPOSITION, SKILLS AND EXPERTISE
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ELECTION OF DIRECTORS
	Bené	Chinn	Fish	Gluski	Holt	Mazzarella	Menke	Plummer	Sylvester
SKILLS AND EXPERIENCE
Executive Leadership
Public Company Board and Governance
Strategic Planning
Operational Excellence
Financial Expertise and Capital Allocation
Human Capital Management
Sustainability/ Environmental/ Renewable Energy
Digital / Information Technology / Cybersecurity
Risk Management
DEMOGRAPHICS
Gender	Male	Male	Male	Male	Female	Female	Male	Male	Female
Race/Ethnicity	White/ Caucasian	Black/ African American	White/ Caucasian	Hispanic	White/ Caucasian	White/ Caucasian	White/ Caucasian	Black/ African American	White/ Caucasian
Each director nominee’s identification of the top four categories of skill and expertise through which they contribute to the Board. This is not an indication that any director nominee does not possess any particular category of skill or expertise, but rather, a targeted reflection of the key areas through which each director nominee supports the effectiveness of the Board and furthers the long-term success of the Company

Each director nominee’s identification of additional categories of skill and expertise in which they have substantial experience and in-depth knowledge

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ELECTION OF DIRECTORS
Executive Leadership	Public Company Board and Governance	Strategic Planning

Directors who hold or have held significant executive leadership positions with large organizations provide unique insights. These individuals have valuable experience developing talent and solving problems in large, complex organizations and can capably and confidently advise the Company’s senior leadership team on a wide range of issues. These individuals often possess extraordinary leadership qualities and have the ability to identify and develop these qualities in others.

Directors with a history of service on other public company boards help our Board function effectively by drawing on knowledge of governance best practices. These individuals bring a practical understanding of organizations and processes and the importance of management accountability, transparency, and the protection of stockholder interests. These individuals help our Board structure and execute its independent oversight of management.

Directors with experience developing and driving the strategic direction and growth of large organizations provide valuable guidance to the Company’s senior leadership team. These individuals have expertise in areas including transformation, innovation and change management. These individuals often also have sophisticated experience in growth through large corporate transactions, including mergers & acquisitions.

Operational Excellence	Financial Expertise and Capital Allocation	Human Capital Management

Directors with experience in a significant operations role help the Company to develop, implement and assess its operating plan and capital plan and execute on commitments to cost optimization and continuous improvement. Individuals with extensive operational experience in heavily regulated industries, including a focus on capital intensive and labor intensive businesses with sophisticated logistics, transportation and supply chain elements, provide valuable insights on management’s ability to operate effectively and efficiently.

Directors with a deep understanding of finance and financial reporting lead our Board’s oversight of financial performance and robust internal controls. These individuals have expertise in designing and implementing financing and capital allocation strategies, evaluating stockholder returns and accessing capital markets. These individuals have knowledge of corporate finance and accounting standards necessary for effective oversight of public company financial reporting.

Directors with experience in human capital management provide valuable guidance in support of the Company’s People First strategy. These individuals understand the dynamics of attracting, motivating, and retaining talented and engaged employees. These individuals have expertise in talent management, succession planning and creating a diverse and inclusive workplace that prioritizes safety as a core value.

Sustainability/Environmental/ Renewable Energy	Digital/Information Technology/ Cybersecurity	Risk Management

Directors with experience overseeing development, implementation and assessment of sustainability strategies, and risks and opportunities related to sustainability and provision of environmental services, support the Company’s ability to deliver on its sustainability growth strategy, goals and commitments. These individuals understand the importance of linking sustainability and renewable energy to the creation of long-term stockholder value, while also operating in an environmentally sound and responsible manner. These individuals also understand the regulatory environment in which the Company operates and the connection of sustainability and corporate responsibility to the Company’s long-standing commitment to environmental stewardship.

Directors with experience in digital and information technology leadership provide valuable perspectives on technology innovation, digital solutions, innovative business models, data analytics, e-commerce applications, marketing strategy and cyber risks. These individuals are particularly engaged in our Board’s oversight of the Company’s comprehensive information security and cybersecurity programs. These individuals also bring knowledge of use of technology to further the Company’s strategy to enhance customer experience and reduce costs and labor intensity through automation.

Directors that have participated in development, implementation and evaluation of sophisticated risk management programs are critical in helping our Board fulfill its responsibilities with respect to risk oversight and mitigation. These individuals have experience in effectively identifying, prioritizing and managing a broad spectrum of complex and significant risks facing a large public company.

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ELECTION OF DIRECTORS
Thomas L. Bené
Age: 62 Director since: March 2024 Board Committee: Management Development & Compensation
Position and Business Experience
President and Chief Executive Officer — Breakthru Beverage Group, LLC (private beverage wholesale distributor) since October 2021.
Former President and Chief Executive Officer — National Restaurant Association, served from June 2020 to September 2021.
Former President and Chief Executive Officer — Sysco Corporation (multinational wholesale restaurant distributor), served from 2018 to January 2020; also served as Executive Advisor from February 2020 to March 2020.
Director of Sysco Corporation from 2018 to January 2020.
Qualifications
Tom Bené has four decades of experience executing on strategic business priorities and delivering financial growth for large companies. Since 2021, he has served as President and Chief Executive Officer of Breakthru Beverage Group, where he is focused on leading the company through a period of growth and expansion by driving new capabilities and innovation. Prior to his current role, he held several operations and business leadership roles at Sysco Corporation, including serving as President, Chief Executive Officer, and Chairman. Before joining Sysco in 2013, Mr. Bené spent over 20 years at PepsiCo in numerous roles of increasing responsibility and scale.
Mr. Bené has a proven track record of driving growth and modernizing business models throughout his career. Through his prior operations and management positions, Mr. Bené has gained valuable insight and knowledge in the areas of leadership and management development, corporate strategy development, merchandising, sales, marketing, revenue management, shared services and distribution and supply chain management.
Mr. Bené shares his deep experience in logistics, as well as his focus on differentiation through the use of technology and providing outstanding customer service, to further our Company’s growth and optimization strategy. In addition, his dedication to employee development complements the Company’s People First commitment.
Mr. Bené holds a bachelor of science degree in business administration from the University of Kansas.

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ELECTION OF DIRECTORS
Bruce E. Chinn
Age: 68 Director since: February 2023 Board Committee: Audit
Position and Business Experience
Retired President and Chief Executive Officer — Chevron Phillips Chemical Company LLC, or CPChem, (global petrochemical joint venture of Chevron USA Inc. and Philips 66 Company), served from April 2021 to March 2024; has continued serving as Executive Advisor and Consultant to CPChem since March 2024.
Director of CPChem from November 2020 to March 2024.
Also served as President, Chemicals for Chevron Corporation (multinational energy corporation) from May 2020 to March 2021 and President, Chevron Oronite (global lubricant and fuel additives business) for Chevron Corporation from 2018 to April 2020.
Director of Celanese Corporation since September 2024.
Qualifications
Before his retirement in 2024 from the positions of President, Chief Executive Officer and a Director of CPChem, Bruce Chinn focused on leading the company through a period of sustainable growth. Mr. Chinn has over 40 years of experience driving operational, safety, and financial results. Previously, he held several operations and business roles at Chevron Corporation, leading large, diverse organizations. In these roles, Mr. Chinn focused on performance, partnership, and safety, while striving for continued success in the business and community. Mr. Chinn began his career at DuPont, where he held positions of increasing responsibility in manufacturing, technical, commercial and business leadership at the U.S. and international level.
Mr. Chinn brings extensive knowledge of circular solutions and renewable energy that is aligned with our Company’s strategic focus on making sustainability growth investments in our recycling and renewable energy businesses. His operations leadership expertise bolsters our continued efforts to drive operating efficiencies, enhance our safety culture and differentiate our service offerings. Mr. Chinn’s broad and expansive dedication to operating excellence and developing strong corporate culture provides valuable perspective to the Board, and his experience allows him to share specific insight into focus areas such as renewable energy transition, environmental regulation and compliance, international exposure and risk management.
Mr. Chinn serves on the American Institute of Chemical Engineers Foundation Board of Trustees, and he serves as a board director for the Texas A&M University Association of Former Students. Mr. Chinn holds a bachelor of science degree in chemical engineering from Texas A&M University.

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ELECTION OF DIRECTORS
James C. Fish, Jr.
Age: 62 Director since: November 2016
Position and Business Experience
President, Chief Executive Officer and Director — Waste Management, Inc. since 2016.
Director of Caterpillar Inc. since March 2023.
Qualifications
Jim Fish has served as our President and Chief Executive Officer and a Director since 2016. Over more than 20 years, Mr. Fish has held several key positions in our Company, including President and Chief Financial Officer; Senior Vice President — Eastern Group; Area Vice President for Pennsylvania and West Virginia; Market Area General Manager for Massachusetts and Rhode Island; Vice President of Price Management; and Director of Financial Planning and Analysis.
Before joining our Company, Mr. Fish held finance and revenue management positions at Westex, a Yellow-Roadway subsidiary, Trans World Airlines, and America West Airlines. He began his professional career at KPMG Peat Marwick.
Mr. Fish’s extensive leadership and operational experience, together with his tremendous understanding of the environmental services industry, are instrumental to the development and successful execution of our growth strategy to deliver stockholder value. Additionally, through his professional and educational experience, Mr. Fish has developed valuable expertise in accounting, external reporting, investor relations, human capital and performance management, and risk management. Mr. Fish oversees our Digital organization, and participates directly in matters related to cybersecurity and information security risk mitigation and response strategies.
As North America’s largest comprehensive environmental solutions provider, sustainability is embedded in all aspects of our business. As our President and Chief Executive Officer, Mr. Fish has a thorough understanding of the risks and opportunities presented in the areas of sustainability and environmental protection. Mr. Fish is deeply involved in our efforts to mitigate such risks and capitalize on such opportunities in order to deliver on our brand promise, ALWAYS WORKING FOR A SUSTAINABLE TOMORROW®.
Mr. Fish also champions the importance of our people-first commitment and the necessity of creating a culture that truly puts the needs of WM employees first. As part of that people-first culture, Mr. Fish has been actively involved in developing initiatives to promote diversity and inclusion throughout the Company’s population of more than 60,000 employees.
Mr. Fish earned a bachelor’s degree in accounting from Arizona State University and a master’s degree in business administration, with emphasis on finance, from the University of Chicago. In addition to the public company board service listed above, Mr. Fish currently serves on the board of the Greater Houston Partnership.

   2025 Proxy Statement   |   21

ELECTION OF DIRECTORS
Andrés R. Gluski
Age: 67 Director since: January 2015 Board Committees: Audit and Management Development & Compensation (Chair)
Position and Business Experience
President, Chief Executive Officer and Director — The AES Corporation (global energy company) since 2011.
Qualifications
Andrés Gluski has served as President, Chief Executive Officer and a Director of The AES Corporation, a Fortune 500 global energy company, since 2011. Mr. Gluski began his tenure at AES in 2000 and previously served as Executive Vice President and Chief Operating Officer. Under his leadership, AES has become a leader in implementing clean technologies, including energy storage and renewable power. Through his professional experience, Mr. Gluski has extensive knowledge with respect to evaluating renewable energy strategies, and he has developed expertise in considering and evaluating climate-related risks and opportunities, which is directly applicable to our business and our sustainability growth strategy. Mr. Gluski also has experience in the development of sustainability and corporate social responsibility goals, as well as oversight of compliance programs.
Prior to joining AES, Mr. Gluski served in a broad range of roles in the public and private sectors, including working as Executive Vice President of Corporate and Investment Banking in Grupo Santander. Mr. Gluski served as a member of the President’s Export Council from 2013 to 2016 and served as an expert witness at U.S. Congressional hearings on the subject of energy policy. He currently serves as Chairman of Council of the Americas and co-chair of the World Economic Forum’s Electricity Industry community.
Mr. Gluski has also focused on shaping an innovative workplace at AES with a diverse and inclusive culture throughout the world. These efforts have given Mr. Gluski valuable expertise in the areas of human capital management, diversity and inclusion that he utilizes in his role as Chair of the Management Development & Compensation Committee of the Board. Mr. Gluski has been named amongst the 100 Most Influential Latinos by Latino Leaders Magazine.
The depth and breadth of Mr. Gluski’s international business and finance background, and experience in managing growth opportunities while focusing on operational innovation, allow him to provide invaluable risk management, government affairs, public policy, public relations, communications and investor relations insight in his role as a member of the Board.
Mr. Gluski holds a bachelor’s degree from Wake Forest University, as well as a master’s degree and a PhD in economics from the University of Virginia.

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ELECTION OF DIRECTORS
Victoria M. Holt
Age: 67 Director since: January 2013 Board Committees: Audit and Nominating & Governance (Chair)
Position and Business Experience
Retired President and Chief Executive Officer — Proto Labs, Inc. (online and technology-enabled quick-turn manufacturer), served from 2014 to March 2021; also served as Director from 2014 – May 2021.
Director of Piper Sandler Companies since September 2019.
Director of A. O. Smith Corp. since April 2021.
Qualifications
Victoria Holt joined Proto Labs, Inc. as President, Chief Executive Officer and a Director in 2014, retiring in 2021. With manufacturing facilities in five countries, Proto Labs is a leading e-commerce technology enabled digital manufacturer of custom prototypes and on-demand product parts.
Ms. Holt began her career at Monsanto Company, where she held various assignments of increasing responsibility before moving to Solutia, Inc., a divestiture of the Monsanto Company’s chemical business, as Vice President and General Manager Performance Films. Ms. Holt later held various roles with PPG Industries, Inc., a leading coatings and specialty products company, including Senior Vice President of Glass and Fiber Glass. Ms. Holt then served as President and Chief Executive Officer of Spartech Corporation, a leading provider of plastic sheet, compounds and packaging products, until its sale to PolyOne in 2013.
Ms. Holt has a diverse international business background serving a wide spectrum of customers looking for sustainable solutions across diverse end markets including plastics, materials, automotive, medical, aerospace, consumer and general industrial. Ms. Holt brings passion and extensive experience in the areas of sustainable innovation, environmental solutions, plastics operations and management and recycling to the Board. Ms. Holt’s proven success leading large global companies across a broad range of manufacturing, chemical and materials industries has demonstrated her deep understanding of risk management, operations, strategic planning and performance measurement. Ms. Holt provides tremendous insight into the areas of continuous improvement, use of data analytics, e-commerce, digitally connected operations and execution of our technology-led, sustainability-linked strategy to grow our business and mitigate climate risks.
Ms. Holt has developed expertise in corporate governance as a member of the public company boards listed above, in addition to experience serving on private company boards, and she shares this expertise with the Company’s Board in her position as Chair of the Nominating and Governance Committee.
Ms. Holt holds a bachelor’s degree in chemistry from Duke University and a master’s degree in business administration from Pace University. Ms. Holt has completed the National Association of Corporate Directors (NACD) Cyber Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight.

   2025 Proxy Statement   |   23

ELECTION OF DIRECTORS
Kathleen M. Mazzarella
Age: 65 Director since: October 2015 Chair of the Board since: May 2023 Board Committees: Audit, Management Development & Compensation and Nominating & Governance
Position and Business Experience
Chairman, President and Chief Executive Officer — Graybar Electric Company, Inc. (distributor of electrical, communications and data networking products and provider of related supply chain management and logistics services) since 2013.
Director of Cigna Corporation since 2018.
Director of Core & Main since January 2019.
Qualifications
Kathleen Mazzarella has served as President and Chief Executive Officer of Graybar Electric Company, Inc. since 2012, and as Chairman since 2013. During her more than 40-year tenure at Graybar, Ms. Mazzarella has held numerous executive-level positions in operations, sales, human resources, strategic planning and marketing, including Executive Vice President and Chief Operating Officer, Senior Vice President — Sales and Marketing and Senior Vice President — Human Resources and Strategic Planning.
Ms. Mazzarella has been instrumental in developing and communicating Graybar’s commitment to sustainability initiatives. Graybar focuses on sustainability in the way it operates and in the innovative solutions it provides to its customers. The company offers energy-saving products, renewable energy solutions and supply chain services that support sustainable construction, renovation and maintenance of infrastructure and facilities. The company also invests in the communities it serves and emphasizes integrity, inclusion and opportunity for all employees.
Ms. Mazzarella brings her deep and valuable experience leading a diverse range of business functions necessary for an employee-driven, customer-focused business, similar to our Company. Through her role as Chief Executive Officer and her service on the board of directors and key committees for other public companies, she has developed expertise in the evolving social and corporate governance landscape. In addition to her experience overseeing financial reporting and controls, technology systems and platforms, and other functional and operational areas, she has particular experience in the area of human capital management, including succession planning, diversity and inclusion initiatives, and oversight of corporate culture. Ms. Mazzarella also brings expertise in labor relations, public policy, operational innovation and strategic planning.
Ms. Mazzarella holds an associate degree in telecommunications engineering, a bachelor’s degree in applied behavioral sciences from National Louis University, and a master’s degree in business administration from Webster University.
In addition to the public company boards listed above, Ms. Mazzarella also serves on the board of the National Association of Wholesaler-Distributors (NAW) and previously served on the board of the NAW Institute for Distribution Excellence. Ms. Mazzarella previously served as Chairman of the Federal Reserve Bank of St. Louis, and she has experience serving on various organizational and charitable boards including the United Way of Greater St. Louis and the executive committee of Greater St. Louis, Inc.

24   |      2025 Proxy Statement

ELECTION OF DIRECTORS
Sean E. Menke
Age: 56 Director since: March 2021 Board Committees: Audit and Nominating & Governance
Position and Business Experience
Former Chief Executive Officer of Sabre Corporation (software and technology solutions provider to the travel industry) from 2016 to April 2023 and former President of Sabre Corporation from 2016 to December 2021.
Executive Chairman of the Board of Sabre Corporation from April 2022 to April 2024; Director of Sabre Corporation from 2016 to April 2024.
Director of JetBlue Airways Corp. since September 2024.
Qualifications
Having recently served as Chief Executive Officer and Chair of the Board of Directors of Sabre Corporation, Sean Menke has experience heading a global network of development, sales, operations and corporate functions. In 2015, Mr. Menke joined Sabre as president of Sabre Travel Network, Sabre’s largest line of business. Under Mr. Menke’s leadership, Sabre won major new business opportunities, increased global market share, secured Sabre’s position as the leading global distribution system in North America, Latin America and Asia-Pacific, and led innovation to enable sales of more customized fares and ancillary products that help drive the changing travel industry landscape.
Before joining Sabre, Mr. Menke spent more than 20 years in executive leadership roles in the airline industry. He served as Chief Executive Officer at Frontier Airlines and at Pinnacle Airlines, and he held senior level marketing, operations, customer experience, strategy, planning, sales, distribution and revenue management roles, including with Air Canada and Hawaiian Airlines. He also served as Executive Vice President at IHS Inc., a global information technology company.
Mr. Menke is a proven transformation leader, and uses his extensive experience in technology and transportation operations to bring together strategy and data to address complex issues as a member of the Board. His expertise in logistics and commitment to delivering efficient, customer-focused innovation through imaginative technology-led solutions helps advance our strategy to differentiate our services.
Mr. Menke has extensive executive experience in technology-driven companies. He is aware of the importance and challenges of cybersecurity and privacy issues, and he has experience overseeing risk mitigation and implementing systems to protect major corporations. Mr. Menke shares with the Board his experience in the areas of cyber intrusion response planning and remediation.
Mr. Menke holds a bachelor’s degree in economics and aviation management from Ohio State University and a master’s degree in business administration from the University of Denver.

   2025 Proxy Statement   |   25

ELECTION OF DIRECTORS
William B. Plummer
Age: 66 Director since: August 2019 Board Committees: Audit (Chair) and Management Development & Compensation
Position and Business Experience
Retired Executive Vice President and Chief Financial Officer — United Rentals, Inc. (world’s largest equipment rental company), served from 2008 to 2018.
Director of Global Payments Inc. since 2017.
Director of Mason Industrial Technology, Inc. from February 2021 to February 2023.
Director of Nesco Holdings, Inc. from July 2019 to March 2021.
Qualifications
William Plummer served as Executive Vice President and Chief Financial Officer for United Rentals, Inc., where he was responsible for the development of the company’s finance activities and investor relations, and he co-led its mergers, acquisitions and divestitures strategies. He also led the company’s safety function and its data and analytics efforts. Mr. Plummer was instrumental in helping the company execute a strategy focused on improving the profitability of its core equipment rental business through revenue growth, margin expansion, operational efficiencies and acquisitions.
Mr. Plummer brought more than two decades of financial leadership experience when he joined United Rentals, having served in a several executive roles, including as Executive Vice President and Chief Financial Officer of Dow Jones & Company, Inc., where he set policy for its global finance and corporate strategy functions. Prior to Dow Jones, Mr. Plummer was Vice President and Treasurer of Alcoa Inc., where he was responsible for global treasury policy and capital markets transactions. Mr. Plummer also held several executive positions at Mead Corporation, including President of its Gilbert Paper division, Vice President of Corporate Strategy and Planning, and Treasurer.
Mr. Plummer brings extensive accounting, audit, internal control, and risk management experience to the Board and as Chair of the Audit Committee. In particular, he has first-hand experience developing, enhancing and overseeing risk management programs at large public companies, including identification and oversight of risks related to human capital, climate, cybersecurity and information technology. He provides insight based on his broad and substantial background in finance, logistics, operational improvement, mergers and acquisitions and capital markets transactions. He also brings valuable experience executing a customer-focused strategy, driving organic revenue growth and improving free cash flow. Mr. Plummer is deeply engaged in advancing and overseeing results from our Company’s people-first strategic focus and diversity and inclusion initiatives.
Mr. Plummer holds bachelor’s and master’s degrees in aeronautics and astronautics from Massachusetts Institute of Technology and a master’s degree in business administration from Stanford University.

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ELECTION OF DIRECTORS
Maryrose T. Sylvester
Age: 59 Director since: March 2021 Board Committees: Management Development & Compensation and Nominating & Governance
Position and Business Experience
Retired U.S. Managing Director and U.S. Head of Electrification — ABB Ltd. (global technology company focused on electrification, robotics, power and automation), served from August 2019 to August 2020.
Former President and Chief Executive Officer — Current, powered by GE (energy services and information technology subsidiary of General Electric subsequently acquired by private equity investors), served from 2015 to June 2019.
Director of Harley-Davidson, Inc. since 2016.
Director of Vontier Corporation since March 2021.
Director of Flex Ltd. since September 2022.
Qualifications
As U.S. Managing Director and U.S. Head of Electrification for ABB Ltd., Maryrose Sylvester was responsible for ABB’s largest geographical market and the implementation of operational innovations. Ms. Sylvester also championed the company’s diversity and inclusion efforts and accelerated ABB’s Encompass Diversity program.
Prior to joining ABB Ltd., Ms. Sylvester spent more than 30 years at General Electric, where she held a number of leadership roles, including serving as President and Chief Executive Officer of each of GE Lighting, GE Intelligent Platforms, which focused on industrial automation, and GE Current, a digital power service business that delivers integrated energy systems. Ms. Sylvester was instrumental in launching the GE Women’s Network.
Ms. Sylvester is a strategic, growth-oriented leader with a focus on the areas of technology, innovation and automation. Through her prior experience, Ms. Sylvester has developed expertise in delivering technology-enabled and energy-efficient sustainable solutions. Ms. Sylvester provides experience and extensive knowledge of product development, marketing, technology and supply chain strategy to the Board. Ms. Sylvester has in-depth expertise in the area of improving energy efficiency in response to climate risk. Ms. Sylvester also shares insight from her prior experience to inform our strategy to improve processes and drive efficiency through automation. Ms. Sylvester is passionate about advancing diversity and inclusion and has expertise developing and driving such initiatives in the workplace. Ms. Sylvester also brings valuable governance experience from her service on the public company boards listed above.
She holds a bachelor’s degree in procurement and production management from Bowling Green State University and a master’s degree in business administration from Cleveland State University.

   2025 Proxy Statement   |   27

DIRECTOR AND OFFICER STOCK OWNERSHIP
Our Board of Directors has adopted stock ownership guidelines for our non-employee directors based on the recommendation of the MD&C Committee, as described in the Non-Employee Director Compensation discussion. Our executive officers, including Mr. Fish, are also subject to stock ownership guidelines, as described in the Compensation Discussion and Analysis.
The Security Ownership of Management table below shows the number of shares of Common Stock each director and each executive officer named in the Summary Compensation Table beneficially owned as of March 18, 2025, as well as the number owned by all directors and executive officers as a group. These individuals, both individually and in the aggregate, own less than 1% of our outstanding shares as of the record date.
SECURITY OWNERSHIP OF MANAGEMENT
Name	Shares of Common Stock Owned(1)	Shares of Common Stock Covered by Exercisable Options(2)
Thomas L. Bené(3)	1,430	—
Bruce E. Chinn(4)	2,172	—
Andrés R. Gluski	16,826	—
Victoria M. Holt(5)	22,324	—
Kathleen M. Mazzarella(6)	15,899	—
Sean E. Menke	4,618	—
William B. Plummer(7)	6,843	—
Maryrose T. Sylvester	4,308	—
James C. Fish, Jr.(8)	320,342	115,734
Devina A. Rankin	62,639	102,367
John J. Morris, Jr.	87,663	62,907
Tara J. Hemmer	53,663	82,551
Rafael E. Carrasco	16,398	48,992
All directors and executive officers as a group (20 persons)(9)	741,463	649,317

(1)
The table reports beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. The amounts reported above include 4,278 stock equivalents attributed to Mr. Fish and 2,406 stock equivalents attributed to Mr. Morris, based on their holdings in the Company’s 401(k) Retirement Savings Plan stock fund. The amounts reported above also include 94,844 shares of Common Stock deferred by Mr. Fish. Deferred shares were earned on account of vested equity awards and pay out in shares of Common Stock after the executive’s departure from the Company pursuant to the Company’s 409A Deferral Savings Plan (“409A Deferral Plan”).

Executive officers may choose a Waste Management stock fund as an investment option for deferred cash compensation under the Company’s 409A Deferral Plan. Interests in the fund are considered phantom stock because they are equal in value to shares of our Common Stock, but these amounts are not invested in stock or funds. Phantom stock is not included in the table above, but it represents an investment risk based on the performance of our Common Stock. Mr. Morris has 2,612 phantom stock equivalents under the 409A Deferral Plan.
(2)
Includes the number of options currently exercisable and options that will become exercisable within 60 days of the record date.

(3)
Shares are held by the Thomas L. Bené and Susannah Harkins Bené Revocable Trust, for which Mr. Bené and his wife serve as trustees.

(4)
Shares are held by the Chinn Family Trust, for which Mr. Chinn and his wife serve as trustees.

(5)
Shares are held by the Victoria M. Holt Trust, for which Ms. Holt and her husband serve as trustees.

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DIRECTOR AND OFFICER STOCK OWNERSHIP
(6)
Shares are held by the Mazzarella Living Trust, for which Ms. Mazzarella and her husband serve as trustees.

(7)
Of this total, 2,474 shares are held by TPO Collectibles LLC, an entity wholly-owned and controlled by Mr. Plummer and his wife.

(8)
Includes 95,977 shares held in trusts for the benefit of Mr. Fish’s children.

(9)
Included in the “All directors and executive officers as a group” are 13,912 stock equivalents attributable to the executive officers’ collective holdings in the Company’s 401(k) Retirement Savings Plan stock fund.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The table below shows information for persons known to us to beneficially own more than 5% of our Common Stock based on their filings with the SEC through March 18, 2025.
	Shares Beneficially Owned
Name and Address	Number	Percent(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	36,159,856(2)	9.0%
Melinda French Gates; William H. Gates III 500 Fifth Avenue North Seattle, WA 98109 Bill & Melinda Gates Foundation Trust 2365 Carillon Point Kirkland, WA 98033	35,238,154(3)	8.8%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	28,665,838(4)	7.1%

(1)
Percentage is calculated based on 402,332,424 shares of Common Stock outstanding as of March 18, 2025.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024, which is the most recent Schedule 13G filed by the investor with respect to ownership of our Common Stock. The Vanguard Group reports that it has shared voting power over 521,224 shares of Common Stock, shared dispositive power over 1,655,291 shares of Common Stock and sole dispositive power over 34,504,565 shares of Common Stock beneficially owned.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 10, 2023, which is the most recent Schedule 13G filed by the investor with respect to ownership of our Common Stock. Ms. Gates, Mr. Gates and the Bill & Melinda Gates Foundation Trust each report shared voting and dispositive power over 35,234,344 shares of Common Stock beneficially owned. Ms. Gates also reports sole voting and dispositive power of 3,810 additional shares of Common Stock beneficially owned.

(4)
This information is based on a Schedule 13G/A filed with the SEC on January 26, 2024, which is the most recent Schedule 13G filed by the investor with respect to ownership of our Common Stock. BlackRock, Inc. reports that it has sole voting power over 25,826,390 shares of Common Stock and sole dispositive power over 28,665,838 shares of Common Stock beneficially owned.

   2025 Proxy Statement   |   29

EXECUTIVE OFFICERS
The following is a listing of our current executive officers, their ages and their business experience for the past five years (other than Mr. Fish, whose age, experience and qualifications are included in the director nominees section of this Proxy Statement). All prior positions listed below were with our Company.
Name	Age	Positions Held and Business Experience for Past Five Years
Charles C. Boettcher	51	• Executive Vice President and Chief Legal officer since July 2024. • Executive Vice President, Corporate Development and Chief Legal Officer from 2020 to July 2024.
Rafael E. Carrasco	53
•
Senior Vice President — Enterprise Strategy and President — WM Healthcare Solutions since November 2024.

•
Senior Vice President — Enterprise Strategy from September 2023 to November 2024.

•
Senior Vice President — Operations from July 2021 to September 2023.

•
Area Vice President — Greater Mid-Atlantic Area from 2017 to June 2021.

John A. Carroll	52	• Vice President and Chief Accounting Officer since March 2023. • Vice President, Internal Audit and Controls from 2018 to March 2023.
Christopher P. DeSantis	61	• Senior Vice President — Operations since October 2023 • Area Vice President — New England from 2009 to October 2023.
Tara J. Hemmer	52	• Senior Vice President and Chief Sustainability Officer since July 2021. • Senior Vice President — Operations from 2019 to June 2021.
John J. Morris, Jr.	55	• Executive Vice President and Chief Operating Officer since 2019.
Devina A. Rankin	49	• Executive Vice President and Chief Financial Officer since 2020. • Senior Vice President and Chief Financial Officer from 2017 to 2020.
Donald J. Smith	58	• Senior Vice President — Operations since January 2023. • Area Vice President — Texas & Oklahoma Area from 2012 to December 2022.
Kimberly G. Stith	59	• Senior Vice President and Chief Human Resources Officer since September 2024. • Vice President, General Counsel — Employment & Benefits from 2012 to September 2024.
Johnson Varkey	53
•
Senior Vice President and Chief Information Officer since January 2024.

•
Vice President and Chief Information Officer from March 2023 to December 2023.

•
Vice President — Enterprise Digital Services from 2019 to March 2023.

Michael J. Watson	55	• Senior Vice President and Chief Customer Officer since 2018.
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Company’s Compensation Discussion and Analysis provides information about the Company’s executive compensation philosophy and the components of its compensation programs. This includes information about how compensation of the Company’s named executive officers for the fiscal year ended December 31, 2024 aligned with the Company’s 2024 financial goals and performance. The Compensation Discussion and Analysis helps readers better understand the information found in the Summary Compensation Table and other accompanying tables included in this Proxy Statement.
This Compensation Discussion and Analysis focuses on our executive pay program as it relates to the following executive officers during 2024, whom we refer to as the “named executive officers” or “named executives”:
•
Mr. James C. Fish, Jr. — President and Chief Executive Officer since November 2016.

•
Ms. Devina A. Rankin — Executive Vice President and Chief Financial Officer since February 2020.

•
Mr. John J. Morris, Jr. — Executive Vice President and Chief Operating Officer since January 2019.

•
Ms. Tara J. Hemmer — Senior Vice President and Chief Sustainability Officer since July 2021.

•
Mr. Rafael E. Carrasco — Senior Vice President — Enterprise Strategy since September 2023, and President — WM Healthcare Solutions since November 2024.

For additional information about the named executives’ background and prior experience with the Company, see “Executive Officers” above.
Executive Summary
The objective of our executive compensation program is to attract, retain, reward and incentivize talented employees who will lead the Company in the successful execution of our strategy. The Company seeks to accomplish this goal by designing a compensation program that is supportive of and aligns with the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking.
We have enabled a people-first, technology-led focus to deliver on our brand promise, ALWAYS WORKING FOR A SUSTAINABLE TOMORROW®. Our strategy leverages and sustains the strongest asset network in the industry to drive best in class customer experience and growth. As North America’s leading provider of comprehensive waste management environmental services, sustainability and environmental stewardship are embedded in all that we do. As a result, we believe that positive financial results, including the results for the performance measures on which our executives are compensated, are naturally aligned with the successful execution of our goals to put our people first and position them to serve and care for our customers, the environment, the communities in which we work and our stockholders. We believe our Company would not be successful, on financial performance measures or otherwise, without our industry-leading focus on sustainability.
The following key structural elements and policies further the objective of our executive compensation program:
•
a substantial majority of executive compensation is linked to Company performance, through annual cash incentive performance criteria and long-term equity-based incentive awards. As a result, our executive compensation program provides for notably higher total compensation in periods of above-target Company performance, as we saw with respect to equity awards with a three-year performance period ended 2024 and the 2024 annual cash incentive award;

•
at target, 72% of total compensation of our President and Chief Executive Officer was tied to long-term equity awards, and 61% of total compensation of our other named executives, on average, was tied to long-term equity awards, which aligns executives’ interests with those of stockholders;

   2025 Proxy Statement   |   31

EXECUTIVE COMPENSATION
•
our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

•
performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

•
performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year at the expense of future years;

•
all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•
in addition to adoption of the executive compensation clawback policy mandated by the New York Stock Exchange in 2023, the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found;

•
our executive officer severance policy implemented a limitation on the amount of benefits the Company may provide to its executive officers under severance agreements (the “Severance Limitation Policy”); and

•
the Company has adopted a policy that prohibits it from entering into agreements with executive officers that provide for certain death benefits or tax gross-up payments.

2024 Compensation Program Results and Company Performance
During 2024, we continued to focus on our priorities to advance our strategy — enhancing employee engagement, reducing our cost to serve through the use of technology and automation, and investing in growth through acquisitions and our recycling processing and sales and renewable energy businesses. We invested approximately $8 billion, with $7.5 billion funded in cash and $500 million as the assumption of debt, on acquisitions in 2024, including completion of our acquisition of Stericycle in early November. We remain diligent in offering competitive and differentiated services that meet the needs of our customers, and we are focused on driving operating efficiencies and reducing discretionary spend. We continue to invest in our people by paying a competitive market wage, investing in our digital platform and providing training for our team members. We also continue to make investments in automation and optimization to enhance our operational efficiency and improve labor productivity for all lines of business. This strategic focus, combined with strong operational execution, resulted in increased revenue, income from operations and income from operations margin in 2024 when compared to the prior year. During 2024, the Company allocated $3.231 billion of available cash to capital expenditures. We also allocated $1.472 billion of available cash to our stockholders during 2024 through dividends and Common Stock repurchases.
Following is a summary of the 2024 compensation program results. Incentive compensation measures presented in this proxy statement are defined differently than corresponding measures reported in the Company’s quarterly earnings press release. See Appendix A for additional information and reconciliations of non-GAAP measures to the most comparable GAAP measures.
Total Shareholder Return
With respect to the half of the performance share units (“PSUs”) granted in 2022 with a three-year performance period ended December 31, 2024 that was subject to total shareholder return relative to the S&P 500 (“TSR PSUs”), the performance of the Company’s Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 66.80%, resulting in a 167.22% payout on these PSUs in shares of Common Stock. This performance directly benefited our stockholders, delivering total shareholder return of 35.73% over the three-year performance period.
Cash Flow Generation
The Company generated net cash flow from operating activities, less capital expenditures, for purposes of the performance goal associated with the other half of our PSUs (“Cash Flow PSUs”) granted in 2022, of $6.847 billion, exceeding the target performance level of $6.634 billion for the three-year performance period ended December 31,
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EXECUTIVE COMPENSATION
2024. This performance resulted in a 135.56% payout on these PSUs in shares of Common Stock. The three-year cash flow targets established in 2022 were lower compared to the prior year, as they were reflective of intentional increases in capital spending that were publicly announced in the first quarter of 2022 to accelerate our sustainability growth strategy. The Company subsequently announced additional increases in capital spending commitments to further expand and accelerate our sustainability growth strategy that includes significant previous and on-going investments in our renewable energy and recycling processing and sales businesses. Accordingly, as discussed in last year’s 2024 Compensation Program Preview, the performance results for the Cash Flow PSUs granted in 2022 exclude the impact of $700 million of aggregate incremental sustainability growth investments in 2022, 2023 and 2024 that were not contemplated at the time this performance measure was established but were subsequently approved by our Board in furtherance of the Company’s strategy. The incremental benefits from these strategic investments that were not contemplated at the time the performance measure was established did not materially impact the calculated results for executive compensation performance measures in 2024. Additionally, the calculation of performance on the cash flow measure excludes the benefits of investment tax credits that were not contemplated at the time this performance measure was established, the two months of post-closing contributions from the acquired Stericycle business, and transaction and integration costs related to the Stericycle acquisition. See “Named Executives’ 2024 Compensation Program and Results — Long-Term Equity Incentives — Payout on PSUs for the Performance Period Ended December 31, 2024” below and Appendix A for additional information about the calculation of these results. The robust cash flow generation of our business over the three-year performance period has allowed the Company to fulfill its priorities of investing in and growing the business, funding acquisitions with strong returns, and returning available cash to stockholders through dividend growth and Common Stock repurchases.
Annual Cash Incentive Performance Measures
Company performance on annual cash incentive performance measures for named executive officers is set forth below. For additional information about the definition and calculation of these performance measures, see “Named Executives’ 2024 Compensation Program and Results — Annual Cash Incentive” below and Appendix A. Based on these financial results, the named executives earned an annual cash incentive payment for 2024 equal to 133.08% of target, before application of the sustainability modifier and the individual performance modifier.
Operating EBITDA (generally defined as the Company’s income from operations, excluding depreciation, depletion and amortization, “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net” reported in our Annual Report on Form 10-K, and also excluding the impacts of our recycling brokerage business) — $6.472 billion, yielding a payout of 140.51%
Income from Operations Margin (generally defined as the Company’s income from operations, excluding “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net” reported in our Annual Report on Form 10-K, as a percentage of revenue, also excluding the impacts of our recycling brokerage business from both income from operations and revenue) —  20.50%, yielding a payout of 180.71%
Internal Revenue Growth (defined as internal revenue growth from yield, plus internal revenue growth from volume, at the consolidated level for the collection and disposal business) — 4.57%, yielding a payout of 70.58%.
Sustainability Modifier to Annual Cash Incentive Awards
Since 2023, the MD&C Committee has incorporated a sustainability modifier into the annual cash incentive program. As a result, annual cash incentive payouts to executive officers for 2024 were eligible to be increased, or decreased, up to 10% depending on achievement calculated using a sustainability scorecard, an increase from the 5% weighting of the sustainability modifier in 2023. The 2024 sustainability scorecard contained quantifiable performance measures in the areas of safety; employee engagement; circularity and climate. As discussed further below under “Named Executives’ 2024 Compensation Program and Results — Annual Cash Incentive,” the Company earned sufficient points on the sustainability scorecard to correlate to a 3% increase to the annual cash incentive payment for 2024 otherwise earned.
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EXECUTIVE COMPENSATION
In 2024, each of the executive compensation incentive awards continued to demonstrate strong alignment between executive pay and Company performance. The payouts on the PSUs granted in 2022 correlate with outstanding cash flow generation and total shareholder return over the three-year performance period. Additionally, the above-target combined results on our annual cash incentive performance measures are reflective of another year of strong business growth and overall financial performance. The Company’s incentive compensation results evidence that our executives have taken the right actions to deliver on operational, strategic and financial priorities in the face of broader macroeconomic pressures, including inflation, supply chain disruption, labor market constraints, rising interest rates and commodity price volatility. Management continues to successfully develop and advance strategic initiatives to grow our business while driving efficiencies. As a result, both stockholders and executives were rewarded by above-target results on executive compensation financial performance measures in 2024, coupled with positive results on the sustainability scorecard.
Consideration of Stockholder Advisory Vote
When establishing 2024 compensation for the named executives, the MD&C Committee noted the results of the 2023 advisory stockholder vote on executive compensation, with approximately 94% of shares present and entitled to vote at the annual meeting voting in favor of the Company’s executive compensation. Accordingly, the results of the stockholder advisory vote did not cause the MD&C Committee to make any changes to executive compensation practices for 2024, although the MD&C Committee does consider feedback received by the Company through stockholder engagement throughout the year.
2025 Compensation Program Preview
The MD&C Committee continually reviews our compensation program to ensure it is clearly aligned with the business strategy and best supports the accomplishment of our goals. The MD&C Committee also believes that consistency in program design reinforces its efforts to maintain a compensation program that is straightforward, easy to communicate and readily translates into actionable goals. The MD&C Committee’s choice of long-term performance measures and respective weighting has been consistent since 2016, and the MD&C Committee is pleased with the financial results and stockholder value that has been generated. Accordingly, the MD&C Committee has approved keeping the 2025 long-term incentive program design for executive officers, comprised of stock options and PSUs, consistent with prior years.
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With respect to the Cash Flow PSUs granted in 2023 with a performance period ended December 31, 2025, the MD&C Committee anticipates that it will be appropriate to calculate the cash flow generation performance results consistent with the 2024 Cash Flow PSU Definition discussed below, which was updated last year to proactively address considerations related to the Company’s growth through strategic investments and acquisitions. The 2024 Cash Flow PSU Definition excludes impacts from discrete growth capital investment projects made to support the long-term organic growth of the business that were not planned for when the performance measures were established and impacts and costs from the acquisition of Stericycle, which also were not contemplated when the performance measures were established. The MD&C Committee believes that these exclusions are supportive of positive actions by management to advance sustainable growth.
The MD&C Committee has approved an annual cash incentive program for 2025 with the same performance measures and weighting as the 2024 annual cash incentive program, except that the Income from Operations Margin performance measure has been replaced with an income from operations excluding depreciation and amortization margin performance measure, maintaining its 25% weighting. This temporary change in the performance measure is primarily a response to our acquisition of Stericycle, consistent with actions we took after our 2020 acquisition of Advanced Disposal, Inc. (“Advanced Disposal”), and is intended to encourage responsible, high margin revenue growth and cost management, while removing variability that may be caused by Stericycle purchase price accounting.
The MD&C Committee has also approved continued use of a sustainability modifier applicable to this program. Annual cash incentive payouts to executive officers for 2025 may be increased, or decreased, up to 10% depending on achievement calculated using the 2025 sustainability scorecard. The 2025 sustainability scorecard contains quantifiable performance measures in the areas of safety; employee engagement; circularity and climate. The MD&C Committee believes that these performance measures align with the Company’s commitments and values, sustainability growth strategy and 2030 goals presented in the Company’s Sustainability Report.
Our Compensation Philosophy for Named Executive Officers
The Company’s compensation philosophy is designed to:
•
Attract and retain exceptional employees through competitive compensation opportunities;

•
Encourage and reward performance through substantial at-risk performance-based compensation, while discouraging excessive risk-taking behavior; and

•
Align our decision makers’ long-term interests with those of our stockholders through emphasis on equity ownership.

Additionally, our compensation philosophy is intended to encourage executives to embrace the Company’s strategy and to lead the Company in setting aspirations that will continue to drive exemplary performance.
With respect to our named executive officers, the MD&C Committee believes that total direct compensation at target should generally be in a range around the competitive median according to the following:
•
Base salaries should be paid within a range of plus or minus 10% around the competitive median, with attention given to individual circumstances, including strategic importance of the named executive’s role, the executive’s experience and individual performance;

•
Target short-term and long-term incentive opportunities should generally be set at the competitive median; and

•
Total direct compensation opportunities should generally be within a range of plus or minus 20% around the competitive median.

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Overview of Elements of Our 2024 Executive Compensation Program
Timing	Component	Purpose	Key Features
Current	Base Salary	To attract and retain executives with a competitive level of regular income	Adjustments to base salary primarily consider competitive market data and the executive’s tenure, individual performance and responsibilities.
Short-Term Performance Incentive	Annual Cash Incentive	To encourage and reward contributions to our annual financial objectives through performance-based compensation subject to challenging, yet attainable, objective and transparent metrics
Cash incentives are targeted at a percentage of base salary and range from zero to 200% of target based on the following performance measures:
•
Operating EBITDA — designed to encourage balanced growth and profitability and assess the financial outcome from execution of strategic priorities (weighted 50%);

•
Income from Operations Margin — designed to motivate pursuit of high margin revenue growth while also controlling costs and operating efficiently (weighted 25%); and

•
Internal Revenue Growth — targeted at executing on pricing strategy and appropriate volume growth aligned with strategic growth goals (weighted 25%).

Payouts of cash incentives based on the performance measures above can be increased or decreased by up to 10%, depending on achievement calculated using the sustainability scorecard.
The MD&C Committee has discretion to increase or decrease an individual’s cash incentive payment by up to 25% based on individual performance.

Long-Term Performance Incentives	Performance Share Units	To encourage and reward building long-term stockholder value through successful strategy execution; To retain executives; and To increase stockholder alignment through executives’ stock ownership
Number of shares delivered range from zero to 200% of the initial target grant based on performance over a three-year performance period.
Payout on half of each executive’s PSUs granted in 2024 is dependent on cash flow generation, defined as net cash flow provided by operating activities, less capital expenditures, with certain exclusions, which continues our focus on capital discipline, while also aligning the Company with stockholders’ free cash flow expectations. We refer to these as Cash Flow PSUs.
Payout on the remaining half of the PSUs granted in 2024 is dependent on total shareholder return relative to other companies in the S&P 500 over the three-year performance period. We refer to these as TSR PSUs.
PSUs earn dividend equivalents that are paid at the end of the performance period based on the number of shares earned. Recipients can defer the receipt of shares, in which case such shares of Common Stock will be paid out, without interest, at the end of the deferral period.

Stock Options
To support the growth element of the Company’s strategy and encourage and reward stock price appreciation over the long-term;
To retain executives; and
To increase stockholder alignment through executives’ stock ownership

Stock options granted in 2024 vest ratably in three annual increments, beginning on the first anniversary of the date of grant.
The option exercise price is the average of the high and low market price of our Common Stock on the date of grant.
Stock options have a term of 10 years.

	Restricted Stock Units (“RSUs”)	Used on a limited basis (e.g. promotion, new hire, special recognition) to make awards that encourage and reward long-term performance and increase alignment with stockholders
RSUs are not routinely an element of executive compensation, but grants are made in certain circumstances, including in recognition of significant promotions and contributions.
RSUs held by named executives discussed in this proxy statement vested in full three years after the date of grant. Time-based vesting aids retention. Dividend equivalents on RSUs accrue and are paid in cash upon vesting.

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Deferral Plan.   Each of our named executive officers is eligible to participate in our 409A Deferral Plan and may elect to defer receipt of portions of their base salary and cash incentives in excess of the annual compensation threshold established under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “IRC”). We believe that providing a program that allows and encourages planning for retirement is a key factor in our ability to attract and retain talent. Additional detail can be found in the Nonqualified Deferred Compensation in 2024 table and accompanying disclosure.
Perquisites.   The Company provides very limited perquisites or personal benefits to executive officers, including cost to the Company for guest participation in corporate events and use of Company aircraft for personal travel. The MD&C Committee permits our President and Chief Executive Officer to use the Company’s aircraft for business and personal travel; provided, however, that personal use of the Company aircraft attributed to him that results in incremental cost to the Company shall not exceed 90 hours during any calendar year without approval from the Chair of the MD&C Committee. In 2024, our President and Chief Executive Officer had approximately 25 hours of personal use of Company aircraft under this standard. Personal use of the Company’s aircraft by other employees resulting in incremental cost to the Company is permitted with Chief Executive Officer approval, although this does not occur frequently. The value of our named executives’ personal use of the Company’s aircraft is treated as taxable income to the respective executive in accordance with IRS regulations using the Standard Industry Fare Level formula. This is a different amount than we calculate pursuant to the SEC requirement to report the incremental cost to us of their use. See note (4) to the Summary Compensation Table below for additional information about this calculation.
Post-Employment and Change in Control Compensation.   The Company provides severance protections that aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in our Executive Severance Protection Plan, our stock option award documentation and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. Additional details can be found under “— Post Employment and Change in Control Compensation; Clawback Policies” and “Potential Payments Upon Termination or Change in Control.”
How Named Executive Officer Compensation Decisions are Made
The MD&C Committee meets several times each year to perform its responsibilities as delegated by the Board of Directors and as set forth in the MD&C Committee’s charter. These responsibilities include evaluating and approving the Company’s compensation philosophy, policies, plans and programs for our named executive officers. In the performance of its duties, the MD&C Committee regularly reviews the total compensation, including the base salary, target annual cash incentive award opportunities, long-term incentive award opportunities and other benefits, including potential severance payments for each of our named executive officers. At regularly scheduled meetings each year, the MD&C Committee reviews our named executives’ total compensation and compares that compensation to the competitive market, as discussed below. In the first quarter of each year, the MD&C Committee meets to determine salary increases, if any, for the named executive officers; verifies the results of the Company’s performance for annual cash incentive and PSU payouts; determines the performance measures and individual annual cash incentive targets for the current year as a percent of base salary for each of the named executive officers; and makes decisions on the design and grants of long-term equity awards.
Compensation Consultant.   The MD&C Committee uses several resources in its analysis of the appropriate compensation for the named executive officers. The MD&C Committee selects and employs an independent consultant to provide advice relating to market and general compensation trends. The MD&C Committee also uses the services of its independent consultant for data gathering and analyses. The MD&C Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent consultant since 2002. The Company makes regular payments to FW Cook for its services around executive compensation, including meeting preparation and attendance, advice, and best practice information, as well as competitive data. Information about such payments is submitted to the Chair of the MD&C Committee.
In addition to services related to executive compensation, FW Cook also provides the MD&C Committee information and advice with respect to compensation of the non-employee directors. FW Cook has no other business relationships with the Company and receives no other payments from the Company. The MD&C Committee adopted a charter provision requiring that it consider the independence of any compensation consultants it uses for executive compensation matters. The MD&C Committee has considered the independence of FW Cook in light of SEC rules and New York Stock Exchange
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listing standards. In connection with this process, the MD&C Committee has reviewed, among other items, a letter from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the MD&C Committee, including the following factors: (a) other services provided to us by FW Cook; (b) fees paid by us as a percentage of FW Cook’s total revenue; (c) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (d) any business or personal relationships between the senior advisor of the consulting team with a member of the MD&C Committee; (e) any Company stock owned by the senior advisor or any member of his immediate family and (f) any business or personal relationships between our executive officers and the senior advisor. The MD&C Committee reviewed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.
Role of our CEO and our Human Resources Organization.   Our President and Chief Executive Officer contributes to compensation determinations by assessing the performance of the other named executive officers and providing these assessments with recommendations to the MD&C Committee. Personnel within the Company’s Human Resources organization assist the MD&C Committee by working with the independent consultant to provide information requested by the MD&C Committee and assisting it in designing and administering the Company’s compensation programs.
Peer Company Comparisons.   The MD&C Committee uses compensation information of comparison groups of companies to gauge the competitive market, which is relevant for attracting and retaining key talent and for ensuring that the Company’s compensation practices are aligned with prevalent practices. For purposes of establishing the 2024 executive compensation program, the MD&C Committee considered a competitive analysis of total direct compensation levels and compensation mix for our executive officers during the second half of 2023, using information from:
•
Size-adjusted median compensation data from two general industry surveys in which management annually participates; the 2022 Aon Radford Global Compensation Database (as the 2023 Aon Radford Global Compensation Database was not yet available) and the Willis Towers Watson 2023 Executive Survey Report. The 2022 Aon Radford Global Compensation Database included over 3,000 organizations ranging in size from less than $10 million to $610 billion in annual revenue, and the 2023 Willis Towers Watson Executive Survey Report included 987 organizations ranging in size from approximately $20 million to $610 billion in annual revenue. Data selected from these surveys is scoped based on Company revenue; and

•
Median compensation data from a comparison group of 20 publicly traded U.S. companies, described below.

The comparison group of companies is initially recommended by the independent consultant prior to the data gathering process, with input from management and the MD&C Committee. The composition of the group is evaluated, and a final comparison group of companies is approved by the MD&C Committee each year. The selection process for the comparison group begins with all companies in the Standard & Poor’s North American database that are publicly traded U.S. companies in 16 different Global Industry Classifications. These industry classifications are meant to provide a collection of companies in industries that share similar characteristics with us. The companies are then limited to those with at least $5 billion in annual revenue to ensure appropriate comparisons, and further narrowed by choosing those with asset intensive domestic operations, as well as those focusing on transportation and logistics. Companies with these characteristics are chosen because the MD&C Committee believes that it is appropriate to compare our executives’ compensation with executives that have similar responsibilities and challenges at other companies.
The following chart sets forth various size comparisons to companies in the comparison group; this table is provided to evidence that the Company was appropriately positioned within its peer group for purposes of developing 2024 compensation recommendations during 2023. All financial and market data are taken from Standard & Poor’s Capital IQ, with financial data as of each company’s 2022 fiscal year end and market capitalization as of December 31, 2022.
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Peer Company Comparison Group

Net Revenue
48%
Operating Income
50%
Total Assets
44%
Total Equity
31%
Total Employees
74%
Market Capitalization
73%
WM Composite Percentile Rank
53%
0%
10%
20%
30%
40%
50%
60%
70%
80%

20 Company Comparison Group

American Electric Power	Halliburton	Southern
Avis Budget	J.B. Hunt Transport Services	Southwest Airlines
C.H. Robinson WW	NextEra Energy	Sysco
CSX	Norfolk Southern	Union Pacific
Entergy	Republic Services	UPS
FedEx	Ryder System	Waste Connections
Grainger (WW)	Schlumberger

For purposes of each of the named executives, the general industry data and the comparison group data are blended when composing the competitive analysis, when possible, such that the combined general industry data and the comparison group are each weighted 50%. For competitive comparisons, the MD&C Committee has determined that total direct compensation packages for our named executive officers within a range of plus or minus 20% of the median total compensation of the competitive analysis is appropriate. In making these determinations, total direct compensation consists of base salary, target annual cash incentive, and the annualized grant date fair value of long-term equity incentive awards.
Allocation of Compensation Elements and Tally Sheets.   The MD&C Committee considers the forms in which total compensation will be paid to executive officers and seeks to achieve an appropriate balance between base salary, annual cash incentive compensation and long-term incentive compensation. The MD&C Committee determines the size of each element based primarily on comparison group data and individual and Company performance. The percentage of compensation that is contingent on achievement of performance criteria typically increases in correlation to an executive officer’s responsibilities within the Company, with performance-based incentive compensation making up a greater percentage of total compensation for our most senior executive officers. Additionally, as an executive becomes more senior, a greater percentage of the executive’s compensation shifts away from short-term to long-term incentive awards.
The MD&C Committee uses tally sheets to review the compensation of our named executive officers, which show the cumulative impact of all elements of compensation. These tally sheets include detailed information and dollar amounts for each component of compensation, the value of all equity held by each named executive, and the value of welfare and retirement benefits and severance payments. Tally sheets provide the MD&C Committee with the relevant information necessary to determine whether the balance between short-term and long-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company. This information is also useful in the MD&C Committee’s analysis of whether total direct compensation provides a compensation package that is appropriate and competitive. Tally sheets are provided annually to the full Board of Directors.
The following charts display the allocation of total 2024 target compensation among base salary, annual cash incentive and annual long-term equity awards for (a) our President and Chief Executive Officer and (b) our other named executives, on average. These charts depict the MD&C Committee’s 2024 desired total mix of target compensation for named executives and reflect that a substantial majority of executive compensation is linked to Company performance, through annual cash incentive performance criteria and long-term equity-based incentive awards. We consider stock options
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EXECUTIVE COMPENSATION
granted under our long-term incentive plan to be performance-based because their value will increase as the market value of our Common Stock increases.
Internal Pay Equity.   The MD&C Committee considers the differentials between compensation of the named executive officers. The MD&C Committee also reviews compensation comparisons between our President and Chief Executive Officer and the other executive officers, while recognizing the additional responsibilities of our President and Chief Executive Officer and that such differentials will increase in periods of above-target performance and decrease in times of below-target performance. Based on these considerations, the MD&C Committee concluded that the compensation paid to our President and Chief Executive Officer is reasonable compared to that of the other executive officers.
Tax and Accounting Matters.   Following the revision of Section 162(m) of the IRC in 2017, the Company generally may no longer take a deduction for any compensation paid to any of its named executive officers in excess of $1 million. Section 409A of the IRC (“Code Section 409A”) generally provides that any deferred compensation arrangement that does not meet specific requirements will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In general, to avoid a Code Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time or fixed schedule, a change in control or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services. We intend to structure all of our compensation arrangements, including our 409A Deferral Plan, in a manner that complies with or is exempt from Code Section 409A.
We account for equity-based payments, including stock options, PSUs and RSUs, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The MD&C Committee takes into consideration the accounting treatment under ASC Topic 718 when determining the form and amount of annual long-term equity incentive awards. However, because our long-term equity incentive awards are based on a target dollar value established prior to grant (described in further detail under “Named Executives’ 2024 Compensation Program and Results — Long-Term Equity Incentives”), this target dollar value will differ from the grant date fair value of awards calculated pursuant to ASC Topic 718 and reported in the Summary Compensation Table.
Risk Assessment.   The MD&C Committee uses the structural elements set forth in the Executive Summary earlier to establish compensation that will provide sufficient incentives for named executive officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. During 2024, the MD&C Committee reviewed the Company’s compensation policies and practices and the assessment and analysis of related risk conducted by the independent compensation consultant. Based on this review and analysis, the MD&C Committee and the independent compensation consultant concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Policy on Calculation Adjustments.   In 2014, the MD&C Committee adopted a policy on calculation adjustments that affect payouts under annual and long-term incentive awards in order to address the potentially distorting effect of certain items. Such adjustments are intended to align award payments with the underlying performance of the business; avoid volatile, artificial inflation or deflation of awards due to unusual items in either the award year or the previous comparator year; and eliminate counterproductive incentives to pursue short-term gains and protect current incentive opportunities. To ensure the integrity of the adjustments, the policy provides that the MD&C Committee’s approach to adjustments shall generally be consistent with the Company’s approach to reporting adjusted non-GAAP earnings to the investment
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community, except that the MD&C Committee has determined that potential adjustments arising from a single transaction or event generally should be disregarded unless, taken together, they change the calculated award payout by at least 5%. The MD&C Committee retains discretion to evaluate all adjustments, both income and expense, as circumstances warrant; however, the MD&C Committee has agreed that it will not have the ability to use negative discretion with respect to the calculation of cash flow for purposes of the Cash Flow PSUs, in order to avoid variable accounting treatment for those awards. Actual results reported in this Proxy Statement on financial performance measures may differ from earnings results reported to the investment community. Please see Appendix A for more information.
Named Executives’ 2024 Compensation Program and Results
Base Salary
The MD&C Committee approved increases to the 2024 base salaries of named executive officers, consistent with our compensation philosophy and driven by competitive market data, internal pay equity considerations and individual performance relative to the executive’s responsibilities and contributions. The table below shows the 2024 annual base salary established by the MD&C Committee for each of our named executive officers.
Named Executive Officer	2024 Base Salary
Mr. Fish	$1,450,000
Ms. Rankin	$798,300
Mr. Morris	$815,400
Ms. Hemmer	$700,000
Mr. Carrasco	$676,000
Annual Cash Incentive
•
Annual cash incentives were dependent on the following performance measures: Operating EBITDA; Income from Operations Margin and Internal Revenue Growth.

•
Payouts of cash incentives based on the performance measures could be increased or decreased by up to 10%, depending on achievement calculated using the 2024 sustainability scorecard.

•
Blended results on the performance measures yielded an annual cash incentive payment for 2024 equal to 133.08% of target, which was then modified by 3% on account of the sustainability modifier, yielding a calculated payout of 137.07%.

•
The MD&C Committee adjusted payouts based on individual performance.

The MD&C Committee develops financial performance measures for annual cash incentive awards to drive improvements in business operations, as well as support and fund the long-term strategy of the Company. The MD&C Committee has found that the Operating EBITDA measure encourages balanced focus on growth and profitability. Our Income from Operations Margin performance measure encourages responsible, high margin revenue growth and cost management and reduction. The Internal Revenue Growth performance measure supports the Company’s strategic growth and creation of shareholder value. The MD&C Committee believes these financial performance measures supported and aligned with the strategy of the Company in 2024, are reflective of the Company’s overall performance, and are appropriate indicators of our progress toward the Company’s goals. See “2024 Compensation Program Results and Company Performance” in the Executive Summary above for further discussion and definitions of the annual cash incentive performance measures.
When setting threshold, target and maximum performance measure levels each year, the MD&C Committee looks to the Company’s historical results of operations and analyses and forecasts for the coming year. Specifically, the MD&C Committee considers pricing and volume trends, operational factors, and macroeconomic conditions, such as the recent inflationary cost pressures. When setting the 2024 performance levels, the MD&C Committee defined the 2024 annual cash incentive awards to exclude the impacts of our recycling brokerage business. While the relatively small and traditionally lower-margin recycling brokerage business is additive to our overall customer value proposition, it can have a distorting effect on results, due in part to commodity price volatility. The table below details the performance measures set by the MD&C Committee for purposes of the named executive officers’ annual cash incentive for 2024.
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	Threshold Performance (60% Payment)	Target Performance (100% Payment)	Maximum Performance (200% Payment)
Operating EBITDA	$6.050 billion	$6.352 billion	$6.650 billion
Income from Operations Margin	18.7%	19.7%	20.7%
Internal Revenue Growth	4.2%	5.6%	7.0%
The following table sets forth the Company’s performance achieved on each of the annual cash incentive performance measures and the payout earned on account of such performance.
Operating EBITDA (weighted 50%)		Income from Operations Margin (weighted 25%)		Internal Revenue Growth (weighted 25%)		Total Payout Earned (as a percentage of Target)
Actual	Payout Earned	Actual	Payout Earned	Actual	Payout Earned
$6.472 billion	140.51%	20.50%	180.71%	4.57%	70.58%	133.08%
For purposes of the calculation of results, the Company excluded the impacts of the two months of post-closing contributions from the acquired Stericycle business, as well as transaction and integration costs, consistent with both the approach taken following the Company’s 2020 acquisition of Advanced Disposal and the MD&C Committee’s philosophy with respect to addressing the impact of one-time and special events to eliminate disproportionate or counterproductive results. See Appendix A for additional information about the calculation of these results.
Sustainability Modifier to Annual Cash Incentive Awards.   In 2023, the MD&C Committee incorporated a sustainability modifier into the annual cash incentive program. In 2024, the MD&C Committee continued use of the sustainability modifier, such that annual cash incentive payouts to executive officers for 2024 were eligible to be increased, or decreased, up to 10% depending on achievement calculated using the sustainability scorecard, an increase from the 5% weighting of the sustainability modifier in 2023. Results achieved on each of the four performance measures, and corresponding points earned on a scale of one-to-five, are reported below. The Company earned 15 total points on the 2024 sustainability scorecard, which correlates to a 3% increase to the annual cash incentive payment for 2024 otherwise earned.
The MD&C Committee believes that the performance measures for 2024, focusing on the areas of safety, employee engagement, circularity and climate, aligned well with the Company’s commitments and values, sustainability growth strategy and 2030 goals presented in the Company’s Sustainability Report.
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Annual Cash Incentive Payout for 2024.   Target annual cash incentives are a specified percentage of the executives’ base salary. The MD&C Committee retains discretion to increase or decrease an individual named executive’s annual cash incentive payment by up to 25% based on individual performance, and the MD&C Committee approved the modifications set forth in the table below for 2024 performance. These modifications were made, taking consideration of Mr. Fish’s evaluation of the named executives’ performance, in recognition of the named executive’s leadership and critical contributions to exceptionally demanding initiatives in 2024, including the negotiation and completion of the Stericycle acquisition and related integration planning and the execution of our sustainability growth strategy. The following table shows each named executive’s target percentage of base salary for 2024 and each named executive’s total annual cash incentive for 2024 paid in March 2025.
Named Executive Officer	Target Percentage of Base Salary	Annual Cash Incentive For 2024, Based on 137.07% Calculated Payout	Individual Performance Modifier	Final Annual Cash Incentive For 2024
Mr. Fish	160	$3,180,080	—	$3,180,080
Ms. Rankin	100	$1,094,249	10%	$1,203,674
Mr. Morris	110	$1,229,457	10%	$1,352,403
Ms. Hemmer(1)	95	$899,538	15%	$1,034,468
Mr. Carrasco	90	$833,948	11%	$925,683

(1)
In March 2024, the target percentage of base salary for Ms. Hemmer was increased from 90% to 95%, yielding a 94% target percentage of base salary for the full year of 2024.

Long-Term Equity Incentives
Our equity awards are designed to hold individuals accountable for long-term decisions by rewarding the success of those decisions. The MD&C Committee continuously evaluates the components of its programs. In determining which forms of equity compensation are appropriate, the MD&C Committee considers whether the awards granted are achieving their purpose; the competitive market; and accounting, tax or other regulatory issues, among others. In determining the appropriate awards for the named executives’ 2024 annual long-term incentive award, the MD&C Committee decided to grant both PSUs comprising 80% of each named executive’s award and stock options comprising 20% of each named executive’s award, consistent with prior years. Half of each named executives’ PSUs granted in 2024 are Cash Flow PSUs and the remaining half are TSR PSUs. Meanwhile, stock options encourage focus on increasing the market value of our stock. Before determining the actual number of PSUs and stock options that were granted to each of the named executives in 2024, the MD&C Committee established a target dollar amount for each named executive’s annual total long-term equity incentive award. The values chosen were based primarily on the comparison information for the competitive market and consideration of the named executives’ responsibility for meeting the Company’s strategic objectives. Target dollar amounts for equity incentive awards will vary from grant date fair values calculated for accounting purposes.
Named Executive Officer	Dollar Values of 2024 Long-Term Equity Incentives Set by the Committee (at Target)
Mr. Fish	$9,750,000
Ms. Rankin	$2,300,000
Mr. Morris	$2,950,000
Ms. Hemmer	$2,000,000
Mr. Carrasco	$2,000,000
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Overview of Performance Share Units.
•
Named executives were granted new PSUs with a three-year performance period ending December 31, 2026. Half of each named executive’s PSUs granted in 2024 are Cash Flow PSUs and the remaining half are TSR PSUs.

•
Named executives received a payout of 151.39% of the PSUs granted in 2022 with a three-year performance period ended December 31, 2024. The Company exceeded the target level of performance for the Cash Flow PSUs and the TSR PSUs.

PSUs Granted in 2024.   Performance share units are granted to our named executive officers annually to align compensation with the achievement of our long-term financial goals and to increase stockholder alignment through stock ownership. PSUs provide an immediate retention benefit to the Company because there is unvested potential value at the date of grant. The number of PSUs granted to our named executive officers corresponds to an equal number of shares of Common Stock. At the end of the three-year performance period for each grant, the Company will deliver a number of shares ranging from 0% to 200% of the initial number of PSUs granted, depending on the Company’s three-year performance against pre-established targets.
The MD&C Committee determined the number of PSUs that were granted to each of the named executives in 2024 by taking the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplying by 80%. Those values were then divided by the average of the high and low market price of our Common Stock over the 30 trading days preceding the grant date to determine the number of PSUs granted. The number of PSUs granted in 2024 are shown in the table below.
Named Executive Officer	Number of PSUs
Mr. Fish	40,206
Ms. Rankin	9,484
Mr. Morris	12,164
Ms. Hemmer	8,248
Mr. Carrasco	8,248
Half of each named executive’s PSUs included in the table above are Cash Flow PSUs; the cash flow generation performance measure requires focus on capital discipline and strengthens alignment with stockholders’ free cash flow expectations. The MD&C Company has continued to evolve the definition of cash flow generation for purposes of the Cash Flow PSUs to proactively address considerations related to the Company’s growth through strategic investments and acquisitions. As a result, the award agreement for the Cash Flow PSUs granted in 2024 includes the following updated definition of the cash flow generation performance measure (the “2024 Cash Flow PSU Definition”):
Net cash provided by operating activities, less capital expenditures, with the following adjustments: (a) costs associated with labor disruptions and multiemployer plan withdrawal liabilities are excluded due to being required as a result of past labor commitments combined with changing economic conditions and business climate; (b) strategic acquisition, restructuring, and transformation and reorganization costs are excluded in recognition of goals to increase customer and business base while minimizing operating costs; and (c) material impacts results from accounting rule or tax law changes that were not anticipated when the performance targets were established are disregarded. Additionally, the following adjustments will be made when the aggregate impact of the following items has a greater than 5% impact on goal attainment: (a) impacts from strategic acquisitions or divestitures of assets and business are excluded (impacts from normal course of business acquisition and divestitures are included); (b) impacts from discrete growth capital investment projects made to support the long-term organic growth of the business that were not planned for when the performance targets were established are excluded; and (c) material changes in the realization of earnings and cash flow contributions for growth capital investments caused by items outside of the Company’s control will be excluded.
The table below shows the required achievement of the cash flow generation performance measure and the corresponding potential payouts under our Cash Flow PSUs granted in 2024.
	Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout
Cash Flow	$7.05 billion	50%	$7.65 billion	100%	$8.25 billion	200%
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The remaining half of each named executive’s PSUs are TSR PSUs. This measure directly correlates executive compensation with creation of stockholder value. Total shareholder return is calculated as follows: (Common Stock price at end of performance period — Common Stock price at beginning of performance period + dividends during performance period) / Common Stock price at beginning of performance period. The table below shows the required achievement of the total shareholder return performance measure and the corresponding potential payouts under our TSR PSUs granted in 2024.
Total Shareholder Return Relative to the S&P 500
Performance	Payout
75th percentile (Maximum)	200%
50th percentile (Target)	100%
25th percentile (Threshold)	50%
The different performance measure levels are determined based on an analysis of historical performance and current projections and trends. The MD&C Committee uses this analysis and consideration of different scenarios related to items that affect the Company’s performance such as yield, volumes and capital to set the performance measures. As with the consideration of targets for the annual cash incentives, when the MD&C Committee established the cash flow targets, the MD&C Committee carefully considered several material factors anticipated to affect the Company in 2024 and beyond, including macroeconomic and market conditions and economic indicators for future periods, to align the cash flow targets with the Company’s long-range strategic plan. The 2024 cash flow targets are also reflective of on-going capital spending commitments to further expand and accelerate our sustainability growth strategy that includes significant investments in our renewable energy and recycling processing and sales businesses.
Payout on PSUs for the Performance Period Ended December 31, 2024.   Half of the PSUs granted in 2022 with the performance period ended December 31, 2024 were TSR PSUs, and the remaining half of the PSUs granted in 2022 were Cash Flow PSUs. With respect to the TSR PSUs with a three-year performance period ended December 31, 2024, the performance of the Company’s Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 66.80%, resulting in a 167.22% payout in shares of Common Stock that were issued in the first quarter of 2025.
For purposes of the Cash Flow PSUs with a three-year performance period ended December 31, 2024, the Company generated net cash flow from operating activities, less capital expenditures, of $6.847 billion, exceeding the target criteria of $6.634 billion; this performance level yielded a 135.56% payout in shares of Common Stock that were issued in the first quarter of 2025. This performance was calculated in accordance with the following definition of cash flow generation set forth in the award agreement for the Cash Flow PSUs granted in 2022 (the “2022 Cash Flow PSU Definition”): net cash provided by operating activities, less capital expenditures, with the following adjustments: (a) costs associated with labor disruptions and multiemployer plan withdrawal liabilities are excluded due to being required as a result of past labor commitments combined with changing economic conditions and business climate; (b) strategic acquisition, restructuring, and transformation and reorganization costs are excluded; (c) cash proceeds from strategic divestitures of assets and businesses are excluded; and (d) cash proceeds from divestitures of any other businesses and assets are included.
Additionally, in line with the MD&C Committee’s policy on calculation adjustments discussed above, the MD&C Committee approved certain adjustments to the measurement of performance on the cash flow measure that are aligned with the MD&C Committee’s philosophy and goal for providing consistency in approach to appropriately address the impact of one-time and special events to eliminate disproportionate or counterproductive results. The nature of such adjustments has now been incorporated in the 2024 Cash Flow PSU Definition discussed above, such that, beginning with the Cash Flow PSUs granted in 2024, discretionary consideration of similar adjustments will not be necessary. These adjustments exclude the impact of $700 million of capital expenditures allocated to strategic investments in our renewable energy and recycling processing and sales businesses that were not contemplated at the time the performance measures were established. The incremental benefits from these strategic investments that were not contemplated at the time the performance measure was established did not materially impact the calculated results for executive compensation performance measures in 2024. Additionally, the calculation of performance on the cash flow measure excludes the benefits of investment tax credits that were not contemplated at the time this performance measure was established and the two months of post-closing contributions from the acquired Stericycle business. As discussed above, the 2022 Cash Flow PSU Definition already provided for the exclusion of transaction and integration costs related to the Stericycle acquisition. See Appendix A for additional information about the calculation of these results.
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EXECUTIVE COMPENSATION
Stock Options.   The MD&C Committee believes use of stock options is appropriate to support the growth element of the Company’s strategy. The grant of options made to the named executive officers in the first quarter of 2024 in connection with the annual grant of long-term equity awards was based on the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplied by 20%. The actual number of stock options granted was determined by assigning a value to the options using an option pricing model and dividing the dollar value of target compensation by the value of an option. The resulting number of stock options are shown in the table below.
Named Executive Officer	Number of Options
Mr. Fish	45,349
Ms. Rankin	10,698
Mr. Morris	13,721
Ms. Hemmer	9,302
Mr. Carrasco	9,302
The stock options granted in 2024 vest ratably in three annual increments, beginning on the first anniversary of the date of grant. The exercise price of the options granted in 2024 is $204.7585, which is the average of the high and low market price of our Common Stock on the date of grant, and the options have a term of 10 years. We account for our employee stock options under ASC Topic 718 using a Black-Scholes valuation model to measure stock option expense at the date of grant. The fair value of the stock options at the date of grant is amortized to expense over the vesting period less expected forfeitures, except for stock options granted to retirement-eligible employees, for which expense is accelerated over the period that the recipient becomes retirement-eligible.
Restricted Stock Units.   The Company did not grant any RSUs to the named executives in 2024. Each of the named executives, other than Mr. Fish, held RSUs that were granted in 2022 in connection with achievement of targeted synergies from the Company’s 2020 acquisition of Advanced Disposal. Such RSUs vested in the first quarter of 2025. Mr. Carrasco also had RSUs vest in 2024 that were granted prior to his promotion to the senior leadership team. The RSUs discussed in this paragraph vested in full on the third anniversary of the date of grant. Dividends on the RSUs accrued and were paid in cash upon vesting. Following such vestings, none of the named executives currently hold unvested RSUs.
The MD&C Committee anticipates that grants of RSUs to named executives will continue to be made on a limited basis in cases such as a significant promotion, increased responsibilities, special recognition and to attract new hires, and that RSUs will not be a routine component of named executive compensation. Unvested RSUs are subject to forfeiture in the event of voluntary or for-cause termination. RSUs will be prorated upon involuntary termination other than for cause, and RSUs immediately vest in the event of an employee’s death or disability. The RSUs may not be voted or sold until vested.
Post-Employment and Change in Control Compensation; Clawback Policies
Severance Protection Plan.   In December 2017, we adopted an Executive Severance Protection Plan (the “Severance Protection Plan”) and each of Messrs. Fish and Morris and Ms. Rankin entered into new or amended and restated employment agreements (the “2017 Employment Agreements”). The Severance Protection Plan covers each of our executive officers. The 2017 Employment Agreements do not contain separate severance entitlements, but instead provide for additional terms and protections relating to the respective executive’s participation in the Severance Protection Plan. The 2017 Employment Agreements served to transition the Company’s severance protections away from contract-based protections and onto a standardized and flexible plan-based approach. Going forward, the Company does not anticipate entering into new employment agreements with our executive officers, and neither Ms. Hemmer nor Mr. Carrasco is a party to an employment agreement with the Company.
Post-Employment Covenants.   The 2017 Employment Agreements contain noncompetition and nonsolicitation restrictions that apply during employment and for a two-year period following termination. Additionally, the Severance Protection Plan contains (a) a requirement that the individual execute a general release prior to receiving post-termination benefits and (b) a clawback feature that allows for the suspension and refund of termination benefits for subsequently discovered cause. The clawback feature generally allows the Company to cancel any remaining payments due and obligates the named executive to refund to the Company severance payments already made if, within one year of termination of
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employment of the named executive by the Company for any reason other than for cause, the Company determines that the named executive could have been terminated for cause. Our current equity award agreements also include a requirement that, in order to be eligible to vest in any portion of the award, the employee must enter into an agreement containing restrictive covenants applicable to the employee’s behavior following termination.
Clawback Policies.   In 2023, the MD&C Committee adopted the executive compensation clawback policy mandated by the New York Stock Exchange, which is accessible through the Exhibit List to the Company’s Annual Report on Form 10-K. This clawback policy provides for the recovery of erroneously awarded incentive-based compensation received by current and former executive officers in connection with a financial restatement, regardless of fault or misconduct. No obligation has arisen to recover executive compensation pursuant to this policy.
Additionally, our award agreements for both time-based and performance-based equity awards include compensation clawback provisions that provide, if the MD&C Committee determines that an employee either engaged in or benefited from misconduct, then the employee will refund any amounts received under the equity award agreements. Misconduct generally includes any act or failure to act that caused or was intended to cause a violation of the Company’s policies, generally accepted accounting principles or applicable laws and that materially increased the value of the equity award. Further, our MD&C Committee has adopted a clawback policy applicable to our annual cash incentive awards that is designed to recoup annual cash incentive payments when the recipient’s personal misconduct affects the payout calculations for the awards. Clawback terms applicable to our incentive awards allow recovery within the earlier to occur of one year after discovery of misconduct and the second anniversary of the employee’s termination of employment.
Other Compensation Policies and Practices
Compensation Limitation Policies.   The Company has adopted a Severance Limitation Policy that generally provides that the Company may not enter into severance arrangements with its executive officers that provide for benefits, less the value of vested equity awards and benefits provided to employees generally, in an amount that exceeds 2.99 times the executive officer’s then current base salary and target annual cash incentive, unless such future severance arrangement receives stockholder approval. The Company has also adopted its Policy Limiting Certain Compensation Practices, which generally provides that the Company will not enter into compensation arrangements that would obligate the Company to pay a death benefit or gross-up payment to an executive officer unless such arrangement receives stockholder approval. Both of these compensation limitation policies are subject to certain exceptions, including benefits generally available to management-level employees and any payment in reasonable settlement of a legal claim. Additionally, “Death Benefits” under the policy does not include deferred compensation, retirement benefits or accelerated vesting or continuation of equity-based awards pursuant to generally-applicable equity award plan provisions. None of our executive officers are party to any employment agreement or arrangement with the Company that provides for severance, gross-up or death benefits that exceed amounts permitted by these compensation limitation policies.
Stock Ownership Guidelines and Holding Requirements.   All of our named executive officers are subject to stock ownership guidelines. We instituted stock ownership guidelines because we believe that ownership of Company stock demonstrates a commitment to, and confidence in, the Company’s long-term prospects and further aligns employees’ interests with those of our stockholders. We believe that the requirement that these individuals maintain a portion of their individual wealth in the form of Company stock deters actions that would not benefit stockholders generally. Although there is no deadline set for senior executives to reach their ownership guidelines, the MD&C Committee monitors ownership levels to confirm that executives are making sustained progress toward achievement of their ownership guidelines. Additionally, our stock ownership guidelines contain holding requirements. Executives with a title of Senior Vice President or higher, which includes all of our named executives, must hold 100% of all net shares acquired through the Company’s long-term incentive plans until the individual’s ownership guideline is achieved. Once achieved, the requisite stock ownership level must continue to be retained throughout the executive’s employment with the Company.
The MD&C Committee regularly reviews the ownership guidelines to ensure that the appropriate share ownership levels are in place. Guidelines are expressed as a multiple of base salary and are calculated annually based on the average closing price of our Common Stock for the 20 trading days preceding April 1. Each named executive’s ownership guideline multiple of base salary and ownership multiple of base salary attained as of March 18, 2025 using the closing price of our Common Stock on such date and base salaries in effect on December 31, 2024, are set forth below. Shares owned outright, vested equity awards that have been deferred, Common Stock equivalents based on holdings in the Company’s 401(k) Retirement Savings Plan and phantom stock held in the Company’s 409A Deferral Plan count toward
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meeting the ownership guidelines. PSUs, RSUs and restricted stock, if any, do not count toward meeting the ownership guidelines until they are vested or earned. Unvested stock options and vested unexercised stock options do not count toward meeting the ownership guidelines.
	Ownership Guideline Multiple of Base Salary	Ownership Multiple of Base Salary Attained as of March 18, 2025
Mr. Fish	6x	50x
Ms. Rankin	3x	18x
Mr. Morris	3x	25x
Ms. Hemmer	3x	17x
Mr. Carrasco	3x	5x
As discussed under “Director and Officer Stock Ownership,” the MD&C Committee also establishes ownership guidelines for the non-employee directors and performs regular reviews to ensure all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guideline.
Insider Trading; Prohibition of Hedging and Pledging Company Securities.   The Company’s Insider Trading Policy prohibits directors, executive officers and other “designated insiders” from engaging in most transactions involving the Company’s Common Stock during periods, determined by the Company, that those individuals are most likely to be aware of material, non-public information. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our Common Stock with the Company’s office of the Chief Legal Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company; (b) selling any security of the Company “short” and (c) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of any security of the Company granted as compensation or held, directly or indirectly, by the director, executive officer or designated insider. The Company’s Insider Trading Policy also provides that directors, executive officers and designated insiders may not pledge Company securities or hold Company securities in a margin account.
Timing of Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information.   The Company does not have a formal policy regarding the timing of awards of stock options in relation to the disclosure of material nonpublic information by the Company. However, the Company’s long-standing historical practice has been to make annual grants of equity awards, including all stock option awards, in connection with our regularly scheduled first quarter meeting of the MD&C Committee and the Board. This meeting occurs following the release of the Company’s financial results for the fourth quarter and prior fiscal year, when our stock trading window for designated insiders is typically open. As a result, our stock option awards are made at a time when possession of material nonpublic information is not generally anticipated. Stock options are not granted at any other time of the year, as they are not a component of any off-cycle awards. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The MD&C Committee granted annual long-term equity incentive awards, including stock options, to designated employees, including our named executives, on March 1, 2024 in accordance with our historical practice, and such equity awards were timely reported on a Current Report on Form 8-K. Additionally, on March 1, 2024, the Company filed a Current Report on Form 8-K to make mandatory disclosure of the election of an additional member of our Board pursuant to Item 5.02; the Company does not deem such disclosure to constitute material nonpublic information.
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EXECUTIVE COMPENSATION TABLES
We are required to present compensation information in the tabular format prescribed by the SEC. This format, including the tables’ column headings, may be different from the way we describe or consider elements and components of compensation internally. The Compensation Discussion and Analysis contains a discussion that should be read in conjunction with these tables to gain a complete understanding of our executive compensation philosophy, programs and decisions.
Summary Compensation Table
Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James C. Fish, Jr. President and Chief Executive Officer
2024	1,429,290(5)	10,292,103	1,950,007	3,180,080	245,640	17,097,120
2023	1,388,461(5)	8,405,433	1,950,000	2,638,116	246,844	14,628,854
2022	1,338,462(5)	8,023,256	1,750,011	3,459,049	249,906	14,820,684
Devina A. Rankin EVP and Chief Financial Officer
2024	790,035	2,427,755	460,014	1,203,674	78,250	4,959,728
2023	760,792	1,982,933	460,005	915,228	95,142	4,214,100
2022	730,288	3,008,095	439,988	1,258,404	98,980	5,535,755
John J. Morris, Jr. EVP and Chief Operating Officer
2024	806,946	3,113,792	590,003	1,352,403	136,349	5,999,493
2023	777,031	2,327,562	539,987	1,028,241	144,151	4,816,972
2022	748,736	3,870,479	519,995	1,391,871	131,155	6,662,236
Tara J. Hemmer SVP and Chief Sustainability Officer
2024	691,573	2,111,358	399,986	1,034,468	64,743	4,302,128
2023	662,769	1,551,818	360,003	717,576	102,639	3,394,805
2022	630,506	2,302,032	339,992	978,476	70,648	4,321,654
Rafael E. Carrasco SVP — Enterprise Strategy; President — WM Healthcare Solutions
2024	667,708	2,111,358	399,986	925,683	40,158	4,144,893
2023	633,592	1,724,132	400,010	686,538	16,036	3,460,308

(1)
Amounts in this column represent the grant date fair value of PSUs granted to all named executives annually. The grant date fair values were calculated in accordance with ASC Topic 718, as further described in Note 14 in the Notes to the Consolidated Financial Statements in our 2024 Annual Report on Form 10-K. The grant date fair value of a TSR PSU granted in 2024, based on a multifactor Monte Carlo model, is $307.21, and because total shareholder return is a market condition, projected achievement is embedded in the grant date fair value. The grant date fair value of a Cash Flow PSU granted in 2024 is $204.7585, which is the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2023 Stock Incentive Plan. The table below shows (a) the aggregate grant date fair value of Cash Flow PSUs assuming target level of performance is achieved (this is the amount included in the Stock Awards column in the Summary Compensation Table) and (b) the aggregate grant date fair value of the same PSUs assuming the Company will reach the highest level of achievement for this performance measure and maximum payouts will be earned.

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	Year	Aggregate Grant Date Fair Value of Cash Flow PSUs Assuming Target Level of Performance Achieved ($)	Aggregate Grant Date Fair Value of Cash Flow PSUs Assuming Highest Level of Performance Achieved ($)
James C. Fish, Jr.	2024	4,116,260	8,232,520
	2023	3,851,651	7,703,302
	2022	3,468,403	6,936,806
Devina A. Rankin	2024	970,965	1,941,930
	2023	908,646	1,817,292
	2022	871,981	1,743,962
John J. Morris, Jr.	2024	1,245,341	2,490,682
	2023	1,066,567	2,133,134
	2022	1,030,615	2,061,230
Tara J. Hemmer	2024	844,424	1,688,848
	2023	711,095	1,422,190
	2022	673,869	1,347,738
Rafael E. Carrasco	2024	844,424	1,688,848
	2023	790,055	1,580,110

(2)
Amounts in this column represent the grant date fair value of stock options granted annually, in accordance with ASC Topic 718. The grant date fair value of the options granted in 2024, calculated using a Black-Scholes option pricing model, is $43.00 per option. See Note 14 in the Notes to the Consolidated Financial Statements in our 2024 Annual Report on Form 10-K for additional information.

(3)
Amounts in this column represent cash incentive awards earned and paid based on the achievement of performance criteria. See “Compensation Discussion and Analysis — Named Executive’s 2024 Compensation Program and Results — Annual Cash Incentive” for additional information.

(4)
The amounts included in “All Other Compensation” for 2024 are shown below (in dollars):

	401(k) Plan Matching Contributions	409A Deferral Plan Matching Contributions	Life Insurance Premiums	Perquisites and Other Personal Benefits(a)
James C. Fish, Jr.	15,525	124,458	2,344	103,313
Devina A. Rankin	15,525	61,212	1,513	—
John J. Morris, Jr.	15,525	67,058	1,556	52,210
Tara J. Hemmer	15,525	47,887	1,331	—
Rafael E. Carrasco	15,525	23,347	1,286	—

(a)
This column includes perquisites and personal benefits received by a named executive officer in 2024, to the extent that the total incremental cost of such perquisites and personal benefits was at least $10,000, consisting of (i) incremental cost for personal use of Company aircraft in the following amounts: Mr. Fish — $99,098 and Mr. Morris — $47,117; (ii) $4,215 of income that was imputed for the cost of the executive’s guest’s participation in Company events and (iii) $878 for the value of certain gifts and awards received by Mr. Morris. Annually, we calculate an hourly direct operating cost for Company aircraft using industry standard measurements of costs for fuel, catering, telecommunications, maintenance, landing and hangar fees, flight plans and permits, and crew. We then allocate incremental cost to the named executive based on the amount of aircraft time required for the personal use, multiplied by the direct operating cost. When a deviation is made from business travel to pick up or drop off the executive in another location for a personal purpose, we calculate the time difference resulting from the flight plan deviation and multiply it by the direct operating cost. We also allocate incremental cost to the named executive in the unusual event that a deadhead flight is required to position the aircraft to serve personal needs. We own and operate our aircraft primarily for business use; therefore, we do not include purchase costs or other fixed costs associated with our aircraft in the direct operating cost.

(5)
Includes $100,000 of base salary in each of 2022 and 2024 and $200,000 of base salary in 2023 to which Mr. Fish was entitled but voluntarily relinquished to fund scholarships and other programs that benefit Company employees.

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Grant of Plan-Based Awards in 2024
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options(#)(3)	Exercise or Base Price of Option Awards ($/sh)(4)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Fish, Jr.
Cash Incentive	1,392,000	2,320,000	4,640,000
3/1/24				20,103	40,206	80,412					10,292,103
3/1/24								45,349	204.7585	205.79	1,950,007
Devina A. Rankin
Cash Incentive	478,980	798,300	1,596,600
3/1/24				4,742	9,484	18,968					2,427,755
3/1/24								10,698	204.7585	205.79	460,014
John J. Morris, Jr.
Cash Incentive	538,164	896,940	1,793,880
3/1/24				6,082	12,164	24,328					3,113,792
3/1/24								13,721	204.7585	205.79	590,003
Tara J. Hemmer
Cash Incentive	393,750	656,250	1,312,500
3/1/24				4,124	8,248	16,496					2,111,358
3/1/24								9,302	204.7585	205.79	399,986
Rafael E. Carrasco
Cash Incentive	365,040	608,400	1,216,800
3/1/24				4,124	8,248	16,496					2,111,358
3/1/24								9,302	204.7585	205.79	399,986
(1)
Actual payouts of cash incentive awards for 2024 performance are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” The named executives’ possible annual cash incentive payouts are calculated using a percentage of base salary approved by the MD&C Committee. The threshold levels represent the amounts that would have been payable if the minimum performance criteria were met for each of the three financial performance measures. The range of possible payouts does not incorporate any individual performance modification or the potential impact of the sustainability modifier, pursuant to which cash incentive payouts were eligible to be increased, or decreased, up to 10% depending on achievement calculated using a sustainability scorecard. See “Compensation Discussion and Analysis — Named Executive’s 2024 Compensation Program and Results — Annual Cash Incentive” for additional information.

(2)
Consists of the number of shares of Common Stock potentially issuable based on the achievement of performance criteria under PSU awards granted under our 2023 Stock Incentive Plan. See “Compensation Discussion and Analysis — Named Executive’s 2024 Compensation Program and Results — Long-Term Equity Incentives — PSUs Granted in 2024” for additional information. The performance period for these awards ends December 31, 2026. PSUs earn dividend equivalents, which are paid out based on the number of shares earned at the end of the performance period.

(3)
Consists of the number of shares of Common Stock potentially issuable upon the exercise of options granted under our 2023 Stock Incentive Plan. See “Compensation Discussion and Analysis — Named Executive’s 2024 Compensation Program and Results — Long-Term Equity Incentives — Stock Options” for additional information. Stock options vest ratably in three annual increments, beginning on the first anniversary of the date of grant. Although we consider stock options to be a form of incentive compensation, only awards with performance criteria are included as “Equity Incentive Plan Awards” in our compensation tables.

(4)
The exercise price represents the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2023 Stock Incentive Plan.

(5)
These amounts are grant date fair values of the awards as calculated under ASC Topic 718 and as further described in notes (1) and (2) to the Summary Compensation Table.

   2025 Proxy Statement   |   51

EXECUTIVE COMPENSATION
Outstanding Equity Awards as of December 31, 2024
	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
James C. Fish, Jr.
	—	45,349(3)	204.7585	3/1/2034	—	—	91,522	36,936,449
	—	39,610(4)	150.115	3/7/2033	—	—	—	—
	—	22,063(5)	145.67	3/1/2032	—	—	—	—
Devina A. Rankin
	—	10,698(3)	204.7585	3/1/2034	6,803	1,372,777	21,590	8,713,292
	4,672	9,344(4)	150.115	3/7/2033	—	—	—	—
	11,094	5,547(5)	145.67	3/1/2032	—	—	—	—
	24,348	—	110.81	2/23/2031	—	—	—	—
	25,284	—	126.005	2/19/2030	—	—	—	—
John J. Morris, Jr.
	—	13,721(3)	204.7585	3/1/2034	10,204	2,059,065	26,374	10,644,019
	5,485	10,968(4)	150.115	3/7/2033	—	—	—	—
	13,111	6,556(5)	145.67	3/1/2032	—	—	—	—
Tara J. Hemmer
	—	9,302(3)	204.7585	3/1/2034	5,102	1,029,533	17,722	7,152,245
	3,657	7,312(4)	150.115	3/7/2033	—	—	—	—
	8,573	4,286(5)	145.67	3/1/2032	—	—	—	—
	19,710	—	110.81	2/23/2031	—	—	—	—
	20,860	—	126.005	2/19/2030	—	—	—	—
Rafael E. Carrasco
	—	9,302(3)	204.7585	3/1/2034	3,061	617,679	18,774	7,576,811
	4,063	8,125(4)	150.115	3/7/2033	—	—	—	—
	8,573	4,286(5)	145.67	3/1/2032	—	—	—	—
	2,319	—	110.81	2/23/2031	—	—	—	—
	2,655	—	126.005	2/19/2030	—	—	—	—
	818	—	98.898	2/19/2029	—	—	—	—

(1)
Values are based on the closing price of our Common Stock on December 31, 2024 of $201.79.

(2)
Includes vested stock options granted on February 19, 2019, February 19, 2020, February 23, 2021, March 1, 2022 and March 7, 2023 pursuant to our 2014 Stock Incentive Plan.

(3)
Includes stock options granted on March 1, 2024 that vest ratably in three annual increments, beginning on the first anniversary of the date of grant.

(4)
Includes stock options granted on March 7, 2023 that vest ratably in three annual increments, beginning on the first anniversary of the date of grant.

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EXECUTIVE COMPENSATION
(5)
Includes stock options granted on March 1, 2022 that vest ratably in three annual increments, beginning on the first anniversary of the date of grant.

(6)
Includes RSUs granted on March 1, 2022 under our 2014 Stock Incentive Plan that vest in full on the third anniversary of the date of grant.

(7)
Includes PSUs with three-year performance periods ending December 31, 2025 and December 31, 2026. Payouts on PSUs are made after the Company’s financial results for the performance period are reported and the MD&C Committee determines achievement of performance results and corresponding vesting during the first quarter of the succeeding year. The PSUs for the performance period ended December 31, 2024 are not included in the table as they are considered earned as of December 31, 2024 for proxy statement disclosure purposes; instead, such PSUs are included in the Option Exercises and Stock Vested table below. Pursuant to SEC disclosure instructions, because the Company’s performance on the metrics governing our PSUs with the performance period ended December 31, 2024 exceeded target, the payout value of unearned awards is calculated assuming maximum performance criteria is achieved. The following number of PSUs have a performance period ending December 31, 2025: Mr. Fish — 51,316; Ms. Rankin — 12,106; Mr. Morris — 14,210; Ms. Hemmer — 9,474; and Mr. Carrasco — 10,526. The following number of PSUs have a performance period ending December 31, 2026: Mr. Fish — 40,206; Ms. Rankin — 9,484; Mr. Morris — 12,164; and Ms. Hemmer — 8,248; and Mr. Carrasco — 8,248.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
James C. Fish, Jr.	96,780	7,776,604	72,092	15,768,251
Devina A. Rankin	—	—	18,125	3,964,373
John J. Morris, Jr.	22,796	2,190,014	21,422	4,685,506
Tara J. Hemmer	—	—	14,007	3,063,667
Rafael E. Carrasco	6,662	816,870	14,358	3,136,591

(1)
The following number of net shares were received, after withholdings and/or sale of shares to cover option costs and taxes: Mr. Fish — 22,014, Mr. Morris — 6,152 and Mr. Carrasco — 2,395.

(2)
Includes shares of the Company’s Common Stock issued on account of PSUs granted in 2022 with a performance period ended December 31, 2024. The determination of achievement of performance results and corresponding vesting of such PSUs was performed by the MD&C Committee in January 2025. Following such determination, shares of the Company’s Common Stock earned under this award were issued on January 30, 2025. Also includes 351 RSUs granted to Mr. Carrasco prior to his promotion to the senior leadership team that vested in 2024. The value of PSUs and RSUs is calculated using the average of the high and low market price of our Common Stock on the date of payout.

   2025 Proxy Statement   |   53

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation in 2024
Amounts that Can be Deferred.   Under our 409A Deferral Plan, each of our named executive officers may elect to defer receipt of portions of their base salary and annual cash incentives for the applicable fiscal year in excess of the annual compensation threshold (the “Threshold”) established under Section 401(a)(17) of IRC. For 2024, the Threshold was $345,000. Such deferrals will result in a deferral of taxation on the amounts deferred. The 409A Deferral Plan provides that a plan participant may defer, for payment at a future date (a) up to 25% of the participant’s base salary, and up to 100% of the participant’s annual cash incentives, payable after the aggregate of such base salary and annual cash incentives reaches the Threshold; (b) any RSUs that would otherwise be received by the plan participant; and (c) any PSUs that would otherwise be received by the plan participant.
Matching Contributions.   The Company match provided under the 409A Deferral Plan is dollar for dollar on the employee’s deferrals, up to 3% of the employee’s aggregate base salary and cash incentives in excess of the Threshold, and fifty cents on the dollar on the employee’s deferrals, in excess of 3% and up to 6% of the employee’s aggregate base salary and cash incentives in excess of the Threshold. Additional deferral contributions will not be matched but will be tax-deferred. Amounts deferred under this plan are allocated into accounts that mirror selected investment funds in our 401(k) Retirement Savings Plan, including a Company stock fund, although the amounts deferred are not actually invested in stock or funds. There is no Company match on deferred RSUs or PSUs, but the Company makes a cash payment of dividend equivalents on the shares deferred at the same time and at the same rate as dividends on the Company’s Common Stock.
Timing of Distributions.   Participating employees generally can elect to receive distributions commencing six months after the employee leaves the Company in the form of annual installments or a lump sum payment. Special circumstances may allow for a modified or accelerated distribution, such as the employee’s death, an unforeseen emergency, or upon termination of the plan. In the event of death, distribution will be made to the designated beneficiary in a single lump sum in the following calendar year. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount necessary to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company matching contributions, and gains and/or losses related to their investment choices.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
James C. Fish, Jr.	140,243	124,458	2,842,182	284,532	23,174,369
Devina A. Rankin	81,616	61,212	164,660	—	1,330,525
John J. Morris, Jr.	89,411	67,058	592,214	—	3,905,951
Tara J. Hemmer	84,925	47,887	133,524	—	1,248,912
Rafael E. Carrasco	31,129	23,347	1,124	—	55,599

(1)
Contributions are made pursuant to the Company’s 409A Deferral Plan. Executive contributions of base salary and annual cash incentive compensation is included in the Salary column and the Non-Equity Incentive Plan Compensation column, respectively, of the Summary Compensation Table.

(2)
Company contributions to the executives’ 409A Deferral Plan accounts are included in the All Other Compensation column in the Summary Compensation Table.

(3)
Earnings on these accounts are not included in any other amounts in the tables included in this Proxy Statement, as the amounts of the named executives’ earnings on deferred cash compensation represent the general market gains (or losses) on investments, rather than amounts or rates set by the Company for the benefit of the named executives. In the case of Mr. Fish, who has deferred receipt of a total of 94,844 shares of Common Stock in prior years, earnings reported in the column above also include the change in the closing price per share of the Company’s Common Stock from December 31, 2023 to December 31, 2024, plus $3.00 of dividend equivalents paid per share of Common Stock in 2024, multiplied by the number of shares deferred. The dividend equivalents on the deferred shares were paid in cash to Mr. Fish during 2024 and are reflected in the Aggregate Withdrawals/ Distributions column above. The value of Mr. Fish’s deferred shares was included in the Option Exercises and Stock Vested table in the years such awards vested.

(4)
Amounts shown in this column include the following amounts that were reported as compensation to the named executive in the Summary Compensation Table for 2022-2024: Mr. Fish — $1,030,162; Ms. Rankin — $470,892; Mr. Morris — $503,235; Ms. Hemmer — $483,397 and Mr. Carrasco — $54,476.

54   |      2025 Proxy Statement

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
Change in Control.   The post-employment compensation our named executives receive is based on provisions included in retirement and severance plan documents, employment agreements and equity incentive award documentation. Severance protections aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in the Severance Protection Plan, our stock option award agreements and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. First, a change in control must occur, and second, the individual must terminate employment for good reason or the Company must terminate employment without cause within six months prior to or two years following the change in control event. PSUs are paid out in cash on a prorated basis based on actual results achieved through the end of the fiscal quarter prior to a change in control. Thereafter, the executive would typically receive a replacement award from the successor entity, provided that the successor entity is publicly traded. If the successor is not publicly traded, the executive will be entitled to a replacement award of cash. RSUs vest upon a change in control unless the successor entity converts the awards to equivalent grants in the successor. In the case of both converted RSU and PSU awards, they will vest in full if the executive is terminated without cause following the change in control. We believe providing change in control protection encourages our named executives to pursue and facilitate transactions that are in the best interests of stockholders while not granting executives an undeserved windfall.
Involuntary Termination or Resignation for Good Reason.   Under the Severance Protection Plan, in the event a participant is terminated without cause or resigns for good reason, subject to execution of a release of claims and continued compliance with all restrictive covenants, he or she will be entitled to receive: (a) cash severance in an aggregate amount equal to two times the sum of the participant’s base salary and target annual bonus (with one half payable in a lump sum at termination, and the remaining half payable in installments over a two-year period); (b) continuation of group health benefits over a two-year period following termination and (c) a pro rata annual cash incentive payment for the year of termination. In the event a named executive is terminated for cause, he or she is entitled to any accrued but unpaid salary only, and all unvested awards and outstanding stock options, whether exercisable or not, are forfeited.
The terms “cause,” “good reason,” and “change in control” are defined in the executives’ employment agreements, the Severance Protection Plan and equity award plans and agreements, as applicable, but such terms have the meanings generally described below. You should refer to the applicable documentation, accessible through the Exhibit List to the Company’s Annual Report on Form 10-K, for the full definitions.
“Cause” generally means the named executive has: deliberately refused to perform his or her duties; breached his or her duty of loyalty to the Company; been convicted of a felony; intentionally and materially harmed the Company; materially violated the Company’s policies and procedures or breached the covenants contained in his or her agreement.
“Good Reason” generally means that, without the named executive’s consent: his or her duties or responsibilities have been substantially changed; he or she has been removed from his or her position; the Company has breached his or her employment agreement; any successor to the Company has not assumed the obligations under his or her employment agreement; or he or she has been reassigned to a location more than 50 miles away.
“Change in Control” generally means that: at least 25% of the Company’s Common Stock has been acquired by one person or persons acting as a group; certain significant turnover in our Board of Directors has occurred; there has been a merger of the Company in which at least 50% of the combined post-merger voting power of the surviving entity does not consist of the Company’s pre-merger voting power, or a merger to effect a recapitalization that resulted in a person or persons acting as a group acquired 25% or more of the Company’s voting securities; or the Company is liquidating or selling all or substantially all of its assets.
Benefits to a participant under the Severance Protection Plan are subject to reduction to the extent required by the Company’s Severance Limitation Policy or if the excise tax described in Sections 280G or 4999 of the IRC is applicable and such reduction would place the participant in a better net after tax position.
Voluntary Termination; Retirement.   Our equity award agreements generally provide that an executive forfeits unvested awards if he or she voluntarily terminates employment. RSUs and PSUs generally vest on a pro rata basis upon involuntary termination other than for cause. RSUs, PSUs and stock options generally continue to vest following a qualifying retirement as if the employee had remained employed until the end of the performance period. A qualifying
   2025 Proxy Statement   |   55

EXECUTIVE COMPENSATION
retirement generally requires that the employee has reached age 55, has a sum of age plus years of service with the Company equal to 65 or greater, and has completed at least five consecutive years of service with the Company immediately preceding the employee’s voluntary resignation. If the recipient is terminated by the Company without cause or voluntarily resigns outside of a qualifying retirement, the recipient is entitled to exercise all stock options outstanding and exercisable within a specified time frame after such termination or resignation.
Explanation of Tabular Disclosure.   The following table presents potential payouts to our named executives at year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2024, when the closing price of our Common Stock was $201.79 per share. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. Please note the following when reviewing the payouts set forth below:
•
The compensation component set forth below for accelerated vesting of stock options is comprised of the unvested stock options granted in 2022, 2023 and 2024, based on the difference between the closing price of our Common Stock on December 31, 2024 and the exercise price of those options.

•
For purposes of calculating the payout of performance share unit awards outstanding as of December 31, 2024, we have assumed that target performance was achieved; actual performance share unit payouts will be based on actual performance of the Company during the performance period.

•
For purposes of calculating the payout upon the “double trigger” of change in control and subsequent involuntary termination not for cause, the value of the performance share unit replacement award is equal to the number of PSUs that would be forfeited based on the prorated acceleration of the PSUs, multiplied by the closing price of our Common Stock on December 31, 2024.

•
The payout for continuation of benefits is an estimate of the cost the Company would incur to continue those benefits.

•
The Company’s practice is to provide all benefits-eligible employees with life insurance that pays one times annual base salary upon death, subject to an age-based reduction provision beginning at age 65. The insurance benefit is a payment by an insurance company, not the Company, and is payable under the terms of the insurance policy.

•
Refer to the Nonqualified Deferred Compensation in 2024 table above for aggregate balances payable to the named executives under our 409A Deferral Plan pursuant to the named executive’s distribution elections.

56   |      2025 Proxy Statement

EXECUTIVE COMPENSATION
Potential Consideration Upon Termination of Employment
	Mr. Fish	Ms. Rankin	Mr. Morris	Ms. Hemmer	Mr. Carrasco
Payout or Value of Compensation Components,in dollars
In Event of Death or Disability
• Accelerated vesting of stock options	3,285,022	794,149	934,694	618,378	660,390
• Payment of PSUs (contingent on actual performance at end of performance period)	18,468,224	4,356,646	5,322,009	3,576,122	3,788,405
• Accelerated vesting of RSUs	—	1,372,777	2,059,065	1,029,533	617,679
• Life insurance benefit paid by insurance company (in the case of death)	1,187,000	768,000	784,000	669,000	646,000
Total	22,940,246	7,291,572	9,099,768	5,893,033	5,712,474
In Event of Termination Without Cause by the Company or For Good Reason by the Employee
• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	7,540,000	3,193,200	3,424,680	2,730,000	2,568,800
• Continued coverage under health and welfare benefit plans for two years	32,636	32,636	32,636	32,636	32,636
• Prorated payment of PSUs (contingent on actual performance at end of performance period)	9,607,760	2,266,505	2,729,815	1,829,294	1,970,816
• Prorated vesting of RSUs	—	1,297,557	1,946,240	973,120	583,834
Total	17,180,396	6,789,898	8,133,371	5,565,050	5,156,086
In Event of Termination Without Cause by the Company or For Good Reason by the Employee Six Months Following a Change in Control (Double Trigger)
• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	7,540,000	3,193,200	3,424,680	2,730,000	2,568,800
• Continued coverage under health and welfare benefit plans for two years	32,636	32,636	32,636	32,636	32,636
• Accelerated vesting of stock options	3,285,022	794,149	934,694	618,378	660,390
• Prorated accelerated payment of PSUs	9,607,760	2,266,505	2,729,815	1,829,294	1,970,816
• Accelerated payment of PSUs replacement grant	8,860,464	2,090,141	2,592,194	1,746,829	1,817,590
• Accelerated vesting of RSUs	—	1,372,777	2,059,065	1,029,533	617,679
• Prorated annual cash bonus(1)	4,640,000	1,596,600	1,793,880	665,000	608,400
Total	33,965,882	11,346,008	13,566,964	8,651,670	8,276,311

(1)
Pursuant to the Severance Protection Plan, Ms. Hemmer and Mr. Carrasco receive a prorated target annual cash bonus under this scenario. Mr. Fish, Ms. Rankin, and Mr. Morris receive a prorated maximum annual cash bonus under this scenario pursuant to their 2017 Employment Agreements. The 2017 Employment Agreements provided for this enhanced treatment partially on account of similar terms in pre-existing employment agreements that executives were agreeing to terminate in order to support the Company’s transition toward a more standardized and flexible approach to severance protections.

   2025 Proxy Statement   |   57

EXECUTIVE COMPENSATION
Chief Executive Officer Pay Ratio
In 2025, we reconducted our analysis to identify the Company’s median employee, based on total annual compensation for all employees other than our Chief Executive Officer, in accordance with SEC Regulation S-K, Item 402(u) (the “Median Employee”). To select the Median Employee, we determined the actual taxable compensation paid to each listed employee in 2024 and converted to U.S. dollars at appropriate exchange rates for non-U.S. employees. We did not apply any cost-of-living adjustments, nor did we use any form of statistical sampling. The Median Employee, a Shift Maintenance Supervisor in the U.S., was identified from a list of Company employees as of December 1, 2024. Out of a total worldwide employee population of 61,817 on that date, the list included 58,862 employees and excluded the Chief Executive Officer and 2,954 non-U.S. employees. The number of employees excluded from the list of Company employees comprised 4.8% of our total employee population on such date, and the breakdown of the number of excluded employees and the respective jurisdiction of those employees is as follows: India — 1,509; Spain — 703; Portugal — 443; Ireland — 143; France — 75; Germany — 67; Belgium — 10; Netherlands — 3; and Luxembourg — 1. Of the Company employees that were included on the list of employees as of December 1, 2024, for purposes of identifying the Median Employee, approximately 92.1% of these total employees work in the U.S., 5.3% work in Canada, and 2.6% work in United Kingdom. Over 99% of these individuals are full-time employees. Any temporary or seasonal employees are included; any subcontracted workers are not employees and are excluded. For 2024, total annual compensation for the Median Employee was $85,147.91. The annual compensation of our Chief Executive Officer was $17,097,120, for a ratio of 1:201. These values were calculated in accordance with SEC Regulation S-K, Item 402(c)(2)(x) requirements for reporting total compensation in the Summary Compensation Table.
Equity Compensation Plan Table
The following table provides information as of December 31, 2024 about the number of shares to be issued upon vesting or exercise of equity awards and shares remaining available for issuance under our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	3,858,444(2)	$129.15(3)	14,925,134(4)

(1)
Includes our 2014 Stock Incentive Plan, 2023 Stock Incentive Plan and Employee Stock Purchase Plan (“ESPP”). No additional awards may be granted under our 2014 Stock Incentive Plan.

(2)
Includes: options outstanding for 2,374,402 shares of Common Stock; 183 235 shares of Common Stock to be issued in connection with deferred compensation obligations; 472,265 shares underlying unvested RSUs and 828,542 shares of Common Stock that would be issued on account of outstanding PSUs if the target performance level is achieved. Assuming, instead, that the maximum performance level was achieved on such PSUs, the amount of Common Stock that would be issued on account of outstanding awards would increase by 828,542 shares.

The total number of shares subject to outstanding awards in the table above includes 262,680 shares on account of PSUs, at target, with the performance period ended December 31, 2024. The determination of achievement of performance results on such PSUs was performed by the MD&C Committee in January 2025, and the Company exceeded target performance criteria on the TSR PSUs and the Cash Flow PSUs, yielding an overall 151.39% payout. A total of 261,344 shares of Common Stock were issued on account of such PSUs in January 2025, net of units deferred, of which 172,944 shares of Common Stock were included in the first column of the table above.
Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and the purchase price is not yet known.
(3)
Excludes PSUs and RSUs because those awards do not have exercise prices associated with them. Also excludes purchase rights under the ESPP for the reasons described in note (2) above.

(4)
The shares remaining available include 1,387,827 shares under our ESPP and 13,537,307 shares under our 2023 Stock Incentive Plan, assuming payout of PSUs at maximum. Assuming payout of PSUs at target, the number of shares remaining available for issuance under our 2023 Stock Incentive Plan would be 14,365,849.

58   |      2025 Proxy Statement

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
We are required to calculate and present the following compensation information in the tabular format prescribed by the SEC. The Compensation Discussion and Analysis and other executive compensation tables above should be read in conjunction with this section to gain a complete understanding of our executive compensation philosophy, programs and decisions.
The tables and discussion below refer to an SEC-prescribed calculation of compensation actually paid, referred to as “CAP”. However, CAP does not correlate to the total amount of compensation that the executive realized during the year. CAP is a detailed calculation that includes adjustments to Total Compensation as reported in the Summary Compensation Table (the “SCT”) to reflect the increase (or decrease) in value of equity compensation over the course of the year, including equity compensation granted in prior years and equity compensation remaining unvested as of year-end. The equity compensation values used to determine CAP are calculated in accordance with ASC Topic 718, based on various methodologies and assumptions. The amount of compensation that the executive will actually realize when such equity awards vest or options are exercised may be materially different from the amounts used in the CAP calculation.
The table below includes our Operating EBITDA annual cash incentive performance measure as the Company Selected Measure (“CSM”) that management believes is the most important annual financial performance measure used to link executive pay and Company performance in 2024. This measure is also discussed in our Compensation Discussion and Analysis and is generally defined as the Company’s income from operations, excluding depreciation, depletion and amortization, “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net” reported in our Annual Report on Form 10-K, and also excluding the impacts of our recycling brokerage business. Operating EBITDA presented in this proxy statement is a non-GAAP measure and is defined differently than Operating EBITDA reported in the Company’s quarterly earnings press release. See Appendix A for approved adjustments to the Operating EBITDA incentive performance measure results and a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
Pay Versus Performance Table
Year	SCT Total to CEO(1) ($)	CEO CAP(1)(2) ($)	Average SCT Total for Non-CEO NEOs(1) ($)	Average Non-CEO NEOs CAP(1)(2) ($)	Value of Initial Fixed $100 Investment Based on:(3)		Net Income ($ in billions)	CSM: Operating EBITDA ($ in billions)
					WM TSR ($)	Peer Group TSR ($)
2024	17,097,120	24,501,038	4,851,561	6,672,509	192	198	2.746	6.472
2023	14,628,854	26,638,740	3,971,546	6,550,505	168	166	2.304	5.892
2022	14,820,684	13,037,001	5,202,091	4,823,249	145	141	2.238	5.475
2021	13,057,363	44,273,994	3,637,383	10,803,402	152	149	1.816	4.961
2020	12,373,925	15,824,928	3,372,614	4,308,433	105	107	1.496	4.371

(1)
For all periods shown in the table above, the Company’s CEO was Mr. James C. Fish, Jr. The Non-CEO NEOs for purposes of the 2024 and 2023 disclosures include Ms. Devina A. Rankin, Mr. John C. Morris, Jr., Ms. Tara J. Hemmer and Mr. Rafael E. Carrasco. The Non-CEO NEOs for purposes of the 2022 and 2020 disclosures include Ms. Rankin, Mr. Morris, Ms. Hemmer and Mr. Steven R. Batchelor, the Company’s retired Senior Vice President — Operations. The Non-CEO NEOs for purposes of the 2021 disclosures include Ms. Rankin, Mr. Morris, Ms. Hemmer and Mr. Charles C. Boettcher, Executive Vice President & Chief Legal Officer.

(2)
To calculate 2024 CAP, we made specified adjustments to Total Compensation as reported in the SCT, as set forth below:

   2025 Proxy Statement   |   59

EXECUTIVE COMPENSATION
Adjustments to CEO’s SCT Total Compensation to Calculate CAP:
2024
SCT Total Compensation	17,097,120
Deduction from SCT Total Compensation, in dollars
• Grant date fair values of equity awards reported in the “Stock Awards” and “Options Awards” columns in the SCT	12,242,110
Additions to SCT Total Compensation, in dollars:
• Fair value of stock awards granted during the year, as of 12/31(a)	9,603,806
• Fair value of option awards granted during the year, as of 12/31(b)	1,676,850
• Change in fair value of prior years’ stock awards unvested at 12/31(a)	268,511
• Change in fair value of prior years’ option awards unvested at 12/31(b)	932,612
• Change in fair value of prior years’ stock awards vesting during the year(a)	4,628,504
• Change in fair value of prior years’ option awards vesting during the year(b)	1,930,172
• Dividend equivalents paid upon stock awards vesting during the year	605,573
Total Additions to SCT Total Compensation, in dollars	19,646,028
CAP	24,501,038
Adjustments to Non-CEO NEOs Average SCT Total Compensation to Calculate Average CAP:
2024
SCT Total Compensation	4,851,561
Deduction from SCT Total Compensation, in dollars
• Grant date fair values of equity awards reported in the “Stock Awards” and “Options Awards” columns in the SCT	2,903,563
Additions to SCT Total Compensation, in dollars:
• Fair value of stock awards granted during the year, as of 12/31(a)	2,277,817
• Fair value of option awards granted during the year, as of 12/31(b)	397,712
• Change in fair value of prior years’ stock awards unvested at 12/31(a)	204,056
• Change in fair value of prior years’ option awards unvested at 12/31(b)	213,402
• Change in fair value of prior years’ stock awards vesting during the year(a)	1,086,996
• Change in fair value of prior years’ option awards vesting during the year(b)	401,999
• Dividend equivalents paid upon stock awards vesting during the year	145,529
Total Additions to SCT Total Compensation, in dollars	4,724,511
CAP	6,672,509

(a)
Stock awards for all NEOs include annual grants of TSR PSUs and Cash Flow PSUs. The fair value of an unvested TSR PSU is calculated using a multifactor Monte Carlo model, and because total shareholder return is a market condition, projected achievement is embedded in the fair value. The fair value of an unvested Cash Flow PSU is equal to the average of the high and low market price of our Common Stock on the given date; we then multiply the fair value of a Cash Flow PSU by our projection, for accounting purposes, of the probable outcome of the Cash Flow Generation performance measure applicable to such PSUs, based on results to-date and forecast. The following grid summarizes the projected probable outcomes utilized to calculate the value of unvested Cash Flow PSUs at year-end for years prior to the end of the performance period for purposes of 2024 CAP:

60   |      2025 Proxy Statement

EXECUTIVE COMPENSATION
Projected Payout of Unvested Cash Flow PSUs at Year-End	2024	2023
Cash Flow PSUs with 3-year Performance Period Ended 12/31/2024		100%
Cash Flow PSUs with 3-year Performance Period Ended 12/31/2025	75%	100%
Cash Flow PSUs with 3-year Performance Period Ended 12/31/2026	100%
Stock awards also includes RSUs that vested for Mr. Carrasco in 2024 and unvested RSUs that were granted to Ms. Rankin, Mr. Morris, Ms. Hemmer and Mr. Carrasco in 2022 and vested in March 2025. The fair value of an RSU is equal to the average of the high and low market price of our Common Stock on the given date.
(b)
Option award fair values are calculated using a Black-Scholes option pricing model.

(3)
Total shareholder return (“TSR”) is based on a hypothetical $100 investment on December 31, 2019. The TSR amounts shown for 2020 represent the value of that $100 investment on December 31, 2020, and TSR is then calculated, on a cumulative basis, as of December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024. The Peer Group TSR refers to the Dow Jones Waste & Disposal Services Index.

Tabular Disclosure of Most Important Measures to Determine 2024 CAP
The five items listed below represent the most important measures used to determine CAP for 2024 for all of our NEOs, as each measure and its impact on executive compensation is further described in our Compensation Discussion and Analysis.
Most Important Performance Measures
TSR Relative to the S&P 500
Cash Flow Generation
Operating EBITDA
Income from Operations Margin
Internal Revenue Growth
Narrative Disclosure to Pay Versus Performance Table
The following charts reflect the relationship of CAP over the five-year period ended December 31, 2024 to trends in the Company’s TSR, net income and Operating EBITDA over the same period. In addition, the first chart below reflects that the Company’s TSR is highly-aligned with the Peer Group TSR.
We believe variations in CAP due to use of ASC Topic 718 fair values for four years of outstanding equity grants at specified points in time have resulted in CAP for the four-year period presented not having a direct correlation to Company performance trends. However, we generally believe our CAP, and our CAP relative to our TSR, net income and Operating EBITDA, is reflective of our use of equity incentives that are tied to stock price, strong operational performance and financial results, consistent above-target performance on financial compensation metrics and our TSR relative to the S&P 500 having exceeded the 50th percentile since 2020. Due to the size of our President and CEO’s annual equity incentive award and the fact that nearly three-quarters of our President and CEO’s compensation is tied to such equity incentive awards, above target performance has a more pronounced impact on his CAP, relative to our non-CEO NEOs. Operating EBITDA is identified as our CSM because it is assigned the heaviest weighting, at 50%, in our annual cash incentive awards, making it the most important annual financial performance measure used to link executive pay and Company performance in 2024.
   2025 Proxy Statement   |   61

EXECUTIVE COMPENSATION
62   |      2025 Proxy Statement

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 2 ON THE PROXY CARD)
Our Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2025, subject to ratification by our stockholders. Representatives of Ernst & Young LLP will attend the Annual Meeting. They will be able to make a statement if they want, and will be available to answer appropriate questions from stockholders.
Although ratification of the selection of Ernst & Young LLP is not required by our By-laws or otherwise, we are submitting the selection to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good governance. If our stockholders do not ratify our selection, it will be considered a direction to our Board and Audit Committee to consider selecting another firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change is in the best interests of the Company and our stockholders.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:
	2024	2023
	(In millions)
Audit Fees	$9.9	$6.8
Audit-Related Fees	0.4	1.0
Tax Fees	—	—
All Other Fees	—	—
Total	$10.3	$7.8
Audit fees include fees for the annual audit, reviews of the Company’s Quarterly Reports on Form 10-Q, work performed to support the Company’s debt issuances; acquisitions, including our 2024 acquisition of Stericycle; accounting consultations; and separate subsidiary audits required by statute or regulation. Audit-related fees include attest services related to financial reporting that are not required by statute or regulations.
The Audit Committee has adopted procedures for the approval of Ernst & Young LLP’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval. The services are grouped into significant categories and provided to the Audit Committee in the format shown above. All projects that have the potential to exceed $100,000 are separately identified and reported to the Committee for approval. The Audit Committee Chair has the authority to approve additional services, not previously approved, between Committee meetings. Any additional services approved by the Audit Committee Chair between Committee meetings are reported to the full Audit Committee at the next regularly scheduled meeting. The Audit Committee is updated on the status of all services and related fees at every regular meeting. In 2024 and 2023, the Audit Committee or Audit Committee Chair pre-approved all audit and audit-related services performed by Ernst & Young LLP. As set forth in the Audit Committee Report, the Audit Committee has considered whether the provision of these audit-related services is compatible with maintaining auditor independence and has determined that it is.
VOTE REQUIRED FOR APPROVAL
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote.
   2025 Proxy Statement   |   63

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM 3 ON THE PROXY CARD)
Pursuant to Section 14A of the Exchange Act, stockholders are entitled to an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). The Board of Directors has determined that it will include this “say on pay” vote in the Company’s proxy materials annually, pending consideration of future advisory stockholder votes on the frequency of this advisory vote on executive compensation.
We encourage stockholders to review the Compensation Discussion and Analysis included in this Proxy Statement. The Company has designed its executive compensation program to be supportive of, and align with, the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking. The following key structural elements and policies, discussed in more detail in the Compensation Discussion and Analysis, further the objective of our executive compensation program and evidence our dedication to competitive and reasonable compensation practices that are in the best interests of stockholders:
•
a significant majority of our named executive’s target compensation is linked to Company performance and long-term equity awards, which aligns executives’ interests with those of stockholders;

•
our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

•
performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

•
performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year at the expense of future years;

•
all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•
in addition to adoption of the executive compensation clawback policy mandated by the New York Stock Exchange in 2023, the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found; and

•
the Company has adopted policies that limit executive officer severance benefits and prohibit it from entering into agreements with executive officers that provide for certain death benefits or tax gross-up payments.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:
RESOLVED, that the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement, is hereby APPROVED.
VOTE REQUIRED FOR APPROVAL
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote. Because the vote is advisory, it will not be binding, and neither the Board of Directors nor the MD&C Committee will be required to take any action as a result of the outcome of the vote on this proposal. The MD&C Committee will carefully consider the outcome of the vote in connection with future executive compensation arrangements.
64   |      2025 Proxy Statement

APPENDIX A
Incentive compensation measures presented in this proxy statement are defined differently than corresponding measures reported in the Company’s quarterly earnings press release. See below for reconciliations of Operating EBITDA, Income from Operations Margin and Cash Flow Generation to the most comparable GAAP measures. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In Millions)
(Unaudited)
	Twelve Months Ended December 31, 2024
	Revenue	Income from Operations	Depreciation and amortization	Operating EBITDA
As reported amounts	$22,063	$4,063	$2,267	$6,330
Adjustments:
LESS: Net impacts of recycling brokerage business	795	28	—	28
LESS: Post-closing contributions from Stericycle acquisition	403	(69)	73	4
ADD: “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net”	—	86	—	86
ADD: Stericycle transaction and integration costs	—	88	—	88
Calculated Performance Amounts	$20,865	$4,278	$2,194	$6,472
Income from Operations Margin Performance Measure(a)		20.5%
	Twelve Months Ended December 31, 2023
	Revenue	Income from Operations	Depreciation and amortization	Operating EBITDA
As reported amounts	$20,426	$3,575	$2,071	$5,646
Adjustments:
LESS: Net impacts of recycling brokerage business	622	—	1	1
ADD: “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net”	—	247	—	247
Calculated Performance Amounts	$19,804	$3,822	$2,070	$5,892
	Twelve Months Ended December 31, 2022
	Revenue	Income from Operations	Depreciation and amortization	Operating EBITDA
As reported amounts	$19,698	$3,365	$2,038	$5,403
Adjustments:
LESS: Net impacts of recycling brokerage business	779	(9)	2	(7)
ADD: “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net”	—	63	—	63
ADD: Accrual adjustment(b)	—	2	—	2
Calculated Performance Amounts	$18,919	$3,439	$2,036	$5,475

(a)
As reported, income from operations, divided by revenue, is equal to 18.4%.

(b)
Accrual adjustment to true-up recorded accrual amounts against reported financial results.

   2025 Proxy Statement   |   A-1

	Twelve Months Ended December 31, 2021
	Revenue	Income from Operations	Depreciation and amortization	Operating EBITDA
As reported amounts	$17,931	$2,965	$1,999	$4,964
Adjustments:
ADD: “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net”	—	(8)	—	(8)
ADD: Accrual adjustment(b)	—	5	—	5
Calculated Performance Amounts	$17,931	$2,962	$1,999	$4,961
	Twelve Months Ended December 31, 2020
	Revenue	Income from Operations	Depreciation and amortization	Operating EBITDA
As reported amounts	$15,218	$2,434	$1,671	$4,105
Adjustments:
ADD: “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net”	—	44	—	44
ADD: Advanced Disposal transaction and integration costs	—	149	—	149
ADD: COVID-19 related costs	—	46	—	46
ADD: Strategic initiative costs	—	27	—	27
Calculated Performance Amounts	$15,218	$2,700	$1,671	$4,371
	Three Years Ended December 31, 2024
	Net Cash Provided by Operating Activities	Capital Expenditures	Proceeds from Normal Course Divestitures	Cash Flow Generation
As reported amounts	$14,645	$8,713	$263	$6,195
Adjustments:
Costs associated with labor disruptions and multiemployer plan withdrawal	11	—	—	11
Restructuring	7	—	—	7
Transaction and integration costs incurred in support of strategic acquisitions, including Stericycle	49	—	—	49
Post-closing contributions from the Stericycle acquisition and tax impact	(31)	(50)	—	19
Incremental sustainability growth capital investments(c)	—	(700)	—	700
Investment Tax Credits(c)	(134)	—	—	(134)
Calculated Performance Amounts	$14,547	$7,963	$263	$6,847

(c)
Sustainability growth investments and benefits of investment tax credits that were not contemplated at the time this performance measure was established.

A-2   |      2025 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V63344-P24636 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

WASTE MANAGEMENT, INC.

1. Election of Directors

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2025.	☐	☐	☐
3. Approval, on an advisory basis, of our executive compensation.	☐	☐	☐

NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYWASTE MANAGEMENT, INC.800 CAPITOL STREETSUITE 3000HOUSTON, TX 77002VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand whenyou access the website and follow the instructions to obtain your records and to create anelectronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.WASTE MANAGEMENT, INC.1. Election of Directors2. Ratification of the appointment of Ernst & Young LLP as theindependent registered public accounting firm for 2025.3. Approval, on an advisory basis, of our executivecompensation.The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction ismade, this proxy will be voted FOR each of the nominees in item 1 and FOR proposals 2 and 3. If any other matters properly come before the meeting, thepersons named in this proxy will vote in their discretion.NOTE: In their discretion, upon such other matters that mayproperly come before the meeting or any adjournment oradjournments thereof.The Board of Directors recommends you vote FOR eachof the nominees in item 1.The Board of Directors recommends you vote FORproposals 2 and 3.Nominees:V63344-P246361a. Thomas L. Bené1b. Bruce E. Chinn1c. James C. Fish, Jr.1d. Andrés R. Gluski1e. Victoria M. Holt1f. Kathleen M. Mazzarella1g. Sean E. Menke1h. William B. Plummer1i. Maryrose T. SylvesterFor Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !SCAN TOVIEW MATERIALS & VOTE w

V63345-P24636Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Combined Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 are available on the Internet at investors.wm.comWASTE MANAGEMENT, INC. Annual Meeting of Stockholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) of Waste Management, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 1, 2025, and hereby appoint(s) James C. Fish, Jr. and Charles C. Boettcher, Sr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Waste Management, Inc., to be held May 13, 2025, at 11:00 A.M., Central Time and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock whichthe undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.Attention participants in 401(k) plans: If you have an interest in the Common Stock of Waste Management, Inc. through participation in the Waste Management Retirement Savings Plan, you may confidentially instruct the Trustee(s) of the plan on how to vote the shares representing your proportionate interest in such plan's assets. The Trustee(s) shall vote shares in accordance with any instructions received. Any shares for which the Trustee(s) has/have not received timely voting instructions shall be voted by the Trustee(s), pursuant to the direction of the State Street Bank and Trust Company, as Investment Manager for the Common Stock held through the plan. The voting deadline for 401(k) plan participants is 11:59 P.M. Eastern Timeon May 11, 2025.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.